As filed with the Securities and Exchange Commission on September 23, 2011.

SEC File No. 333-175743

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)
Delaware	1000	65-0783722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3266 W. Galveston Drive Apache Junction, Arizona 85120 (480) 288-6530
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel Bleak Chief Executive Officer Silver Horn Mining Ltd. 3266 W. Galveston Drive Apache Junction, Arizona 85120 Telephone: (480) 288-6530 Fax: (480) 288-6532
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.0001 per value	(3)(4)	(3)	(3)(5)	(3)
Preferred Stock, $0.0001 per value	(3)(4)	(3)	(3)(5)	(3)
Convertible Debentures	(3)(4)	(3)	(3)(5)	(3)
Warrants	(3)(4)	(3)	(3)(5)	(3)
Units	(3)(4)	(3)	(3)(5)	(3)
Total	$10,000,000	(5)	$10,000,000	$1,161*

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of convertible debentures convertible into shares of common stock and/or shares of preferred stock,  such indeterminate number of warrants to purchase common stock and/or  preferred stock, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $10,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities offered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.  The proposed maximum aggregate offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement and is not specified as to each class of security.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

* $1,741.73 previously paid in connection with the filing of the Registrant’s Registration Statement on Form S-1 on July 22, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2011

PRELIMINARY PROSPECTUS

SILVER HORN MINING LTD.

Common Stock
Preferred Stock
Convertible Debentures
Warrants
Units
_________________

We may offer and sell, from time to time in one or more offerings, any combination of securities that we describe in this prospectus having an aggregate initial offering price of up to $10,000,000.  We may also offer common stock or preferred stock upon exercise of warrants, common stock or preferred stock upon conversion of convertible debentures, and common stock upon conversion of preferred stock.  We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We will bear all costs relating to the registration of these securities.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “SILV.OB”. On September 22, 2011, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.11 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2011

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus.

Overview

We are primarily engaged in the acquisition and exploration of properties that may contain silver deposits.   Our target properties are those that have been the subject of historical exploration.   We have filed Federal unpatented lode mining claims in Yavapai County, Arizona and Mohave County, Arizona for the purpose of exploration and potential development of silver deposits on a total of approximately 1,000 acres.  We plan to review opportunities to acquire additional mineral properties with current or historic silver deposits with meaningful exploration potential.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining.  We have not generated any revenues from our mining exploration to date.

Our independent auditor has issued an audit opinion which includes a statement describing a doubt as to whether we will continue as a going concern.  As described in Note 2 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.  The accompanying consolidated financial statements are prepared assuming that we will continue as a going concern.  At June 30, 2011, we had an accumulated deficit of approximately $50.6 million, and a working capital deficiency of $15,267,544.  For the six months ended June 30, 2011, we incurred net losses of $14,501,285 and had negative cash flows from operations in the amount of $298,613.

Corporate History

We were incorporated under the name “Swifty Carwash & Quick-Lube, Inc.” in the state of Florida on September 25, 1997.  On October 22, 1999, we changed our name from “Swifty Carwash & Quick-Lube, Inc.” to “SwiftyNet.com, Inc.”  On January 29, 2001, we changed our name from “SwiftyNet.com, Inc.” to “Yseek, Inc.”  On June 10, 2003, we changed our name from “Yseek, Inc.” to “Advanced 3-D Ultrasound Services, Inc.”   We merged with World Energy Solutions, Inc., a private Florida corporation, on August 17, 2005.   Advanced 3D Ultrasound Services, Inc. remained as the surviving entity and legal acquirer, and World Energy Solutions, Inc. was the accounting acquirer.  On November 7, 2005, we changed our name to “World Energy Solutions, Inc.” and merged with Professional Technical Systems, Inc.  We remained as the surviving entity and legal acquirer, while Professional Technical Systems, Inc. was the accounting acquirer.  On February 26, 2009, we changed our name to “EClips Energy Technologies, Inc.”  For the purpose of changing our state of incorporation to Delaware, we merged with and into our newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc. on April 21, 2010, with EClips Media Technologies, Inc. continuing as the surviving corporation.   Effective April 25, 2011, we changed our name to “Silver Horn Mining Ltd.” from “EClips Media Technologies, Inc.” pursuant to a parent-subsidiary merger under Section 253 of the Delaware General Corporation Law.

Our principal executive offices are located at 3266 W. Galveston Drive, Apache Junction, Arizona 85120, and our telephone number is (480) 288-6566.

The Offering
Securities offered by us:	[______________]

Common stock outstanding before the offering:	211,833,555 (1)

Common stock outstanding after the offering:	[______________]

Use of proceeds:	We intend to use the proceeds from the sale of our securities as described in “Use of Proceeds”.

OTC Bulletin Board symbol:	SILV.OB
Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in our securities.

___________________
 (1)      The number of outstanding shares before the offering is based upon 211,833,555 shares outstanding as of September 22, 2011.

The number of shares of common stock outstanding before this offering excludes:

●	19,200,000 shares of common stock issuable upon the conversion of outstanding debentures;
●	36,000,000 shares of common stock issuable upon the exercise of outstanding warrants; and
●	30,000,000 shares of common stock issuable upon the exercise of currently outstanding options with a weighted average exercise price of $0.05 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

WE ARE AN EXPLORATION STAGE COMPANY AND HAVE ONLY RECENTLY COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

Our evaluation of the 36 federal unpatented lode mining claims located in Yavapai County, Arizona and of the 14 federal unpatented lode mining claims located in Mohave County, Arizona is primarily a result of historical exploration data.  Although we have made field observations, our exploration program is just getting under way.  Accordingly, we are not yet in a position to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this report. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE WE HAVE NOT SURVEYED OUR MINING CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES.

While we have conducted mineral claim title searches, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO OBTAIN FINANCING TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claims into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions.   These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and an investor may lose any investment he makes in our shares.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

As described in Note 2 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

Laws and regulations govern the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on us. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to stop exploration activities, once started, until a particular problem is remedied or to undertake other remedial actions.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY SILVER WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES.

Our continued success will be dependent on the growth of demand for silver. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE GLOBAL ECONOMIC CRISIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND CAPITAL RESOURCES.

The recent distress in the financial markets has resulted in extreme volatility in security prices and diminished liquidity and credit availability, and there can be no assurance that our liquidity will not be affected by changes in the financial markets and the global economy or that our capital resources will at all times be sufficient to satisfy our liquidity needs. In addition, the tightening of the credit markets could make it more difficult for us to access funds, enter into agreements for new debt or obtain funding through the issuance of our securities.

OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL FOR CONTINUED GROWTH, AND OUR GROWTH MAY BE SLOWED IF WE DO NOT HAVE SUFFICIENT CAPITAL.

The continued growth and operation of our business may require additional funding for working capital.  We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, we may seek debt financing and may be forced to incur significant interest expense. If we cannot secure sufficient funding, we may be forced to forego strategic opportunities or delay, scale back or eliminate operations, acquisitions, and other investments.

Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

OUR INABILITY TO USE SHARES OF OUR COMMON STOCK TO FINANCE FUTURE ACQUISITIONS COULD IMPAIR THE GROWTH AND EXPANSION OF OUR BUSINESS.

The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on (i) the market value of our securities which will vary, (ii) liquidity, which is presently limited, and (iii) the willingness of potential sellers to accept shares of our common stock as full or partial payment for their business. Using shares of our common stock for this purpose may result in significant dilution to existing stockholders. To the extent that we are unable to use common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or equity financings. We may not be able to obtain the necessary capital to finance any acquisitions. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of expansion or redirect resources committed to internal purposes. Our failure to use shares of our common stock to make future acquisitions may hinder our ability to actively pursue our acquisition program.

Risks Relating to Our Organization

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS CAN BE EXPENSIVE AND MAY DIVERT RESOURCES FROM OTHER PROJECTS, THUS IMPAIRING OUR ABILITY GROW.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were a privately owned company.

 It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the Securities and Exchange Commission current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board  or to list on any national securities exchange.

OUR CERTIFICATE OF INCORPORATION ALLOWS FOR OUR BOARD TO CREATE NEW SERIES OF PREFERRED STOCK WITHOUT FURTHER APPROVAL BY OUR STOCKHOLDERS WHICH COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.   Management has determined that our internal audit function is significantly deficient due to insufficient qualified resources to perform internal audit functions.  During our assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, management identified significant deficiency related to (i) our internal audit functions, and (ii) a lack of segregation of duties within accounting functions. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

OUR MANAGEMENT’S AND BOARD OF DIRECTORS’ RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE COULD PUT US AT GREATER RISK OF INCURRING FINES OR REGULATORY ACTIONS FOR FAILURE TO COMPLY WITH FEDERAL SECURITIES LAWS AND COULD PUT US AT A COMPETITIVE DISADVANTAGE.

Daniel Bleak, our Chief Executive Officer, Chairman and Chief Financial Officer, and John Eckersley, a director, each have less than one year of experience managing and operating a public company and Joseph Wilkins, Jr., our other director, has no prior experience managing and operating a public company. As our management and board of directors have minimal public company experience, we may have to spend more time and money to comply with legally mandated corporate governance policies than our competitors whose management teams and boards have more public company experience. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, prospects, results of operations and financial condition.

Risks Relating to Our Common Stock

WE MAY FAIL TO QUALIFY FOR CONTINUED LISTING ON THE OTC BULLETIN BOARD WHICH COULD MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Our common stock is listed on the OTC Bulletin Board. There can be no assurance that trading of our common stock on such market will be sustained or that we can meet OTC Bulletin Board’s continued listing standards. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND PRICE FLUCTUATIONS WHICH COULD ADVERSELY IMPACT THE VALUE OF OUR COMMON STOCK.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments; and
•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID CASH DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FUTURE. ANY RETURN ON AN INVESTMENT IN OUR COMMON STOCK MAY BE LIMITED TO THE VALUE OF THE COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition, and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a shareholder’s investment will only occur if our stock price appreciates.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our common stock in the public market, including shares covered by the registration statement of which this prospectus forms a part, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise or conversion of outstanding options, warrants or convertible debentures, a circumstance commonly referred to as an “overhang” could occur and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

INVESTOR RELATIONS ACTIVITIES, NOMINAL “FLOAT” AND SUPPLY AND DEMAND FACTORS MAY AFFECT THE PRICE OF OUR STOCK.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, our investors may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The Securities and Exchange Commission and the Financial Industry Regulatory Authority (the “FINRA”) enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

EXERCISE OF OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES MAY HAVE A DILUTIVE EFFECT ON OUR COMMON STOCK.

If the price per share of our common stock at the time of exercise of any options, warrants, convertible debentures or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock.  As of September 22, 2011, we had (i) outstanding options to purchase 30,000,000 shares of our common stock at an exercise price of $0.05 per share, (ii) outstanding convertible debentures that are convertible into 19,200,000 shares of our common stock at $0.025 per share and (iii) outstanding warrants to purchase 36,000,000 shares of our common stock at $0.025 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and result in additional dilution of the existing ownership interests of our common stockholders.

OUR COMMON STOCK MAY BE DEEMED A “PENNY STOCK,” WHICH WOULD MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments; and
•	economic and other external factors.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

We estimate that we will receive up to $_______ in net proceeds from the sale of securities in this offering, based on an assumed offering price of $__ per ____ and after deducting estimated offering expenses in the approximate aggregate amount of $______.

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. We currently anticipate that the net proceeds from the sale of our securities under this prospectus will be used in the following order of priority: field operations relating to resource exploration, general and administrative expenses, and for general working capital.  We reserve the right to revise such use of proceeds at our sole discretion.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

THE SECURITIES WE MAY OFFER

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	convertible debentures convertible into shares of our preferred stock or common stock;

•	warrants to purchase shares of our preferred stock or common stock; or

•	any combination of our common stock, preferred stock, warrants or convertible debentures.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock.  Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “SILV”.

Preferred Stock.    We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus amendment or supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Convertible Debentures.    We may offer convertible debentures that are convertible into our common stock and preferred stock.  For any particular convertible debentures we offer, the applicable prospectus amendment or supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the conversion price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon conversion; and any other specific terms.  We may issue the convertible debentures under agreements between us and one or more debenture agents.

Warrants.    We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus amendment or supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.    We may offer units comprised of our common stock, preferred stock, convertible debentures and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus amendment or supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any accompanying prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any accompanying prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus amendment or supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus amendment or supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DILUTION

Purchasers of ________ in this offering will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of _________ in this offering and the pro forma, adjusted net tangible book value (deficit) per share of common stock immediately after completion of this offering. Pro forma net tangible book value (deficit) per share as of a specified date is determined by dividing our tangible book value (deficit) (total tangible assets less total liabilities) by the number of outstanding shares of common stock at such date.

After giving effect to our sale of the ______ securities offered by this prospectus (based upon a public offering price of $___ per ______, after deducting ______________ expenses), our net tangible book value as of _______, would be $______, or $___ per share of common stock. This represents ___________ in net tangible book value to existing stockholders of $___ per share, and _________ to new investors of $____ per share, or __% of the public offering price of the shares offered in this offering. The following table illustrates the per share dilution:

Public offering price per share
Net tangible book value (deficit) per share as of ____________	$
Increase in net tangible book value (deficit) per share attributable to new investors in this offering
Net tangible book value per share as of ________ after this offering
Net tangible book value dilution per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of __________, the difference between the number of ______ purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated placement agent commissions and estimated offering expenses payable by us, using an assumed public offering price of $___ per share of common stock:

	Securities Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Security
Existing holders
New investors from public offering
Total

The total consideration amount for _________ held by our existing holders of _________ includes total cash paid for our outstanding _________ as of _________.

The discussion and tables above are based on (i) 211,833,555 shares of common stock issued and outstanding as of September 22, 2011 and (ii) ______ securities issued in the public offering.   In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

In 2009 and through May 16, 2010, our common stock traded on the OTC Bulletin Board under the symbol EEGT.OB.  On May 17, 2010, our trading symbol on the OTC Bulletin Board was changed to EEMT.OB as a result of our merger into our wholly owned subsidiary EClips Energy Technologies, Inc.  On April 27, 2011, our trading symbol on the OTC Bulletin Board was changed to SILV.OB as a result of our name change effected pursuant to Section 235 of the Delaware General Corporation Law.  The following table sets forth the high and low bid prices for the periods indicated as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Common Stock
	High	Low
1s1t 1st quarter 2009	$0.07	$0.02
2nd quarter 2009	0.08	0.01
3rd quarter 2009	1.71	0.01
4th quarter 2009	0.95	0.03

1st quarter 2010	$0.14	$0.05
2nd quarter 2010	0.11	0.01
3rd quarter 2010	0.06	0.03
4th quarter 2010	0.11	0.02

1st quarter 2011	$0.29	$0.10
2nd quarter 2011	0.45	0.13
3rd quarter 2011 (through September 22, 2011)	0.33

All per share amounts are retroactively adjusted for our 1:150 reverse stock split effective August 25, 2009, our 2:1 forward exchange effective April 21, 2010 and the 2:1 stock dividend issued to certain of our stockholders on December 31, 2010.

The last reported sales price of our common stock on the OTC Bulletin Board on September 22, 2011, was $0.11 per share. As of September 22, 2011, there were 528 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. Subject to legal and contractual limits, our board of directors will make any decision as to whether to pay dividends in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We were incorporated under the name “Swifty Carwash & Quick-Lube, Inc.” in the state of Florida on September 25, 1997. On October 22, 1999, we changed our name from “Swifty Carwash & Quick-Lube, Inc.” to “SwiftyNet.com, Inc.” On January 29, 2001, we changed our name from “SwiftyNet.com, Inc.” to “Yseek, Inc.” On June 10, 2003, we changed our name from “Yseek, Inc.” to “Advanced 3-D Ultrasound Services, Inc.”  We merged with World Energy Solutions, Inc., a private Florida corporation, on August 17, 2005.  Advanced 3D Ultrasound Services, Inc. remained as the surviving entity and legal acquirer, and World Energy Solutions, Inc. was the accounting acquirer.        On November 7, 2005, we changed our name to “World Energy Solutions, Inc.” and merged with Professional Technical Systems, Inc.  We remained as the surviving entity and legal acquirer, while Professional Technical Systems, Inc. was the accounting acquirer. On February 26, 2009, we changed our name to “EClips Energy Technologies, Inc.” For the purpose of changing our state of incorporation to Delaware, we had merged with and into our then newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc. on April 21, 2010, with EClips Media Technologies, Inc. continuing as the surviving corporation. Effective April 25, 2011, we changed our name to “Silver Horn Mining Ltd.” from “EClips Media Technologies, Inc.” pursuant to Section 253 of the Delaware General Corporation Law by merging a newly-formed, wholly-owned subsidiary of ours with and into the Company, with the Company as the surviving corporation in the merger.

Upon the appointment of Daniel Bleak as our Chief Executive Officer and Chairman on May 2, 2011, we focused our business efforts on the acquisition and exploration of properties that may contain mineral resources, principally silver.  Our target properties are those that have been the subject of historical exploration or previous production.  We have filed federal unpatented lode mining claims in Arizona for the purpose of exploration and potential development of silver on a total of approximately 1,000 acres.  We plan to review opportunities to acquire additional mineral properties with current or historic silver mineralization with meaningful exploration potential. As a result of our focus on mineral exploration, we are considered an exploration stage company.

Our properties do not have any reserves.  We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain concentrations of silver that are prospective for mining.

Recent Events

On June 21, 2010, through our wholly-owned subsidiary SD Acquisition Corp, we acquired all of the business and assets of Brand Interaction Group, LLC. Brand Interaction Group, LLC owned and operated Superdraft, a sports entertainment and media business focused on promotion of fantasy league events through live and online events.  In connection with the acquisition, Eric Simon, the control person of Brand Interaction Group, LLC, was appointed as our Chief Executive Officer and was issued 10,000,000 shares of our common stock.  We also issued Brand Interaction Group, LLC 20,000,000 shares of our common stock and assumed certain debt that it had previously issued to several of its creditors.

In the fall of 2010, we decided to discontinue the operations of SD Acquisition Corp. because of the disappointing performance and negative results of its most recent fantasy league event in August 2010.  Mr. Simon resigned as our Chief Executive Officer on November 15, 2010 and on December 7, 2010, we entered into a spinoff agreement with Brand Interaction Group, LLC, Mr. Simon, SD Acquisition Corp. and certain holders of our outstanding convertible debentures pursuant to which we agreed to spinoff SD Acquisition Corp. to Brand Interaction Group, LLC and Mr. Simon and cancel the 30,000,000 shares of common stock previously issued to Brand Interaction Group, LLC and Mr. Simon.   Upon the execution of the spinoff, we were released from any obligations and agreements incurred by Mr. Simon on behalf of SD Acquisition Corp.  As set forth in the spinoff agreement, Brand Interaction Group, LLC is obligated to make direct payments of an aggregate of $95,000 to certain holders of our convertible debentures in order to retire or reduce, on a dollar for dollar basis, amounts due and payable by us to such holders. In connection with the foregoing, Brand Interaction Group, LLC issued a $95,000 promissory note to these holders.  The note is payable in six equal monthly installments of $15,833, with the first payment due on January 21, 2011.  Between January 2011 and June 2011, Brand Interaction Group, LLC paid the holders approximately $95,000 and such amount reduced the principal balance of our convertible debentures issued to these holders.

Effective April 25, 2011, we changed our name to “Silver Horn Mining Ltd.” from “EClips Media Technologies, Inc.”  Effective April 27, 2011, our common stock began trading under a new symbol, “SILV”, on the OTC Bulletin Board.  Until such date, our common stock traded under the symbol “EEMT”.   On April 26, 2011, the Can-Am Gold Corp. delivered a quitclaim deed that conveyed to us all of its rights, title and interest in 36 unpatented lode mining claims located in Yavapai County, Arizona.  We paid Can-Am Gold Corp. ten dollars ($10.00) as consideration for the quitclaim deed.  On May 2, 2011, our Board of Directors appointed Daniel Bleak, Can-Am Gold Corp.'s President and sole director, as Chairman and Chief Executive Officer.  Upon the effectiveness of Mr. Bleak’s appointment, we commenced focusing our business efforts on mining and resources, principally silver exploration and production.

On May 23, 2011, we entered into subscription agreements with certain investors whereby we sold an aggregate of 11,000,000 shares of our common stock at a purchase price of $0.05 per share and an aggregate purchase price of $550,000.  As set forth in the subscription agreements, we agreed to file a “resale” registration statement with the Securities and Exchange Commission covering 50% of the shares of the common stock sold to each investor in the offering within 60 days of the closing of the offering.  We agreed to use our best efforts to cause the registration statement to be declared effective within 120 days.

For the six months ended June 30, 2011, we had a net loss of $14,501,285, net loss of $8,605,492 from inception of exploration stage (April 25, 2011) through June 30, 2011, and $298,613 of net cash used in operations during the six months ended June 30, 2011. At June 30, 2011 we had a working capital deficiency of $15,267,544. Additionally, at June 30, 2011, we had an accumulated deficit of approximately $50.6 million and stockholder’s deficit of $15,267,544. These matters and our expected needs for capital investments required to support operational growth raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for our company include accounting for derivative liabilities and stock based compensation.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated condensed financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, and debt discount.

Derivative Liabilities

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40,     “Derivatives and Hedging – Contracts in an Entity’s Own Stock” (“ASC 815-40”). The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions will no longer be recorded in equity and would have to be reclassified to a liability. Instruments with down-round protection are not considered indexed to a company's own stock under ASC 815-40, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares. ASC 815-40 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which it is applied. The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. If an instrument is classified as debt, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded on the statement of operations in each reporting period.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements” (ASU 2010-06”) an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.”  This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances, and settlements.  ASU 2010-06 is effective for us for interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU 2010-06 did not have a material impact on the results of operations and financial condition.

In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s consolidated financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on our consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses” (“ASU 2010-20”).   ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim and annual periods beginning after December 15, 2010.  We anticipate that adoption of these additional disclosures will not have a material effect on our financial position or results of operations.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Results of Operations

Net Revenues.  We have not generated revenues during the three and six months ended June 30, 2011 and 2010.

Operating Expenses.   Total operating expenses for the six months ended June 30, 2011 were $1,010,169, a decrease of $2,831,503, or approximately 74%, from total operating expenses for the six months ended June 30, 2010 of $3,841,672. Total operating expenses for the three months ended June 30, 2011 were $866,517, a decrease of $1,831,173, or approximately 68%, from total operating expenses for the six months ended June 30, 2010 of $2,697,690. This decrease is primarily attributable to:

Payroll and stock based compensation expenses were $115,033 and $867,292 for the six months ended June 30, 2011 and 2010, respectively, a decrease of $752,259 or 87%.  Payroll and stock based compensation expenses were $106,033 and $508,798 for the three months ended June 30, 2011 and 2010, respectively, a decrease of $402,765 or 79%.  The decrease was primarily attributable to the issuance of 10,000,000 shares of common stock to our former Chief Executive Officer and Chairman pursuant to a consulting agreement in February 2010 and another 10,000,000 shares of common stock to our former Chief Executive Officer pursuant to an employment agreement dated on June 21, 2010  during the prior period 2010. We did not have a comparable expense during the six months ended June 30, 2011.

Exploration costs were $61,620 and $0 for both the three and six months ended June 30, 2011 and 2010, respectively, an increase of $61,620.  Exploration cost includes costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. We did not have a comparable expense during the three and six months ended June 30, 2010.

Professional and consulting expenses were $264,094 and $2,698,986 for the six months ended June 30, 2011 and 2010, respectively, a decrease of $2,434,892 or 90%. Professional and consulting expenses were $145,279 and $1,932,300 for the three months ended June 30, 2011 and 2010, respectively, a decrease of $1,787,021 or 92%.  Professional expenses were incurred for our audits and public filing requirements.  The decrease during the six months ended June 30, 2010 was primarily attributable to the issuance of our common stock to four consultants for services rendered amounting to $2,610,000. The decrease during the three months ended June 30, 2010 was primarily attributable to the issuance of our common stock to two consultants for services rendered amounting to $1,920,000 offset by increase in professional fees of $75,767. We did not have a comparable expense during the six months ended June 30, 2011.

Impairment of mineral rights was $500,000 and $0 for both the three and six months ended June 30, 2011 and 2010, respectively, an increase of $500,000.  We recognized an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the three and six months ended June 30, 2011, we recorded impairment of mineral rights of $500,000. Management has performed an impairment analysis as of June 30, 2011 and determined such cost is not recoverable and exceeds fair value. In addition we have not identified proven and probable reserves in our mineral properties.

General and administrative expenses, which consist of office expenses, insurance, rent and general operating expenses totaled $69,422 for the six months ended June 30, 2011, as compared to $275,394 for the six months ended June 30, 2010, a decrease of  $205,972 or 75%. General and administrative expenses, which consist of office expenses, insurance, rent and general operating expenses totaled $53,585 for the three months ended June 30, 2011, as compared to $256,592 for the three months ended June 30, 2010, a decrease of  $203,007 or 79%. General and administrative expenses decreased as a result of cost cutting measures. We expect general and administrative expenses to increase for the remainder of our current fiscal year due to an increase in operations and the expected overall growth in our business as we focus our business efforts on the acquisition and exploration of properties that may contain mineral resources.

Total Other Expense. Our total other expenses during the three and six months ended June 30, 2011 primarily included expenses associated with derivative liabilities and interest expense.

 Change in Fair Value of Derivative Liabilities and Derivative Liabilities Expense

We recorded derivative liability of $15,064,709 in connection with the issuance of convertible debentures and warrants at June 30, 2011. Change in fair value of derivative liabilities expense consisted of income or expense associated with the change in the fair value of derivative liabilities as a result of the application of ASC 815-40 to our financial statements. The variation in fair value of the derivative liabilities between measurement dates amounted to an (increase) decrease of $(13,062,181) and $2,399,047 during the six months ended June 30, 2011 and 2010, respectively. The variation in fair value of the derivative liabilities between measurement dates amounted to an (increase) decrease of $(7,594,470) and $2,018,205 during the three months ended June 30, 2011 and 2010, respectively. The increase/decrease in fair value of the derivative liabilities has been recognized as other expense/income. We also recognized derivative liability expense of $3,260,076 during the six months ended June 30, 2010 upon issuance of the convertible debentures and warrants in fiscal 2010.

The adoption of ASC 815-40’s requirements will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions).  Warrants with such provisions will no longer be recorded in equity. Instruments with down-round protection are not considered indexed to a company’s own stock under ASC 815-40, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares. In connection with the issuance of our 6% convertible debentures beginning on December 17, 2009, we have determined that the terms of the convertible debenture include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by us until the 18 month anniversary of such convertible debenture.

So long as convertible instruments and warrants with down-round provisions that protect holders from declines in the stock price remain outstanding, we will recognize other income or expense in future periods based upon the fluctuation of the market price of our common stock.  This non-cash income or expense is reasonably anticipated to materially affect our net loss in future periods.  We are, however, unable to estimate the amount of such income/expense in future periods as the income/expense is partly based on the market price of our common stock at the end of a future measurement date.  In addition, in the future if we issue securities which are classified as derivatives we will incur expense and income items in future periods.  Investors are cautioned to consider the impact of this non-cash accounting treatment on our financial statements.

Interest Expense, Net

Interest expense consists primarily of interest recognized in connection with the amortization of debt discount, amortization of debt issuance cost and interest on our convertible debentures. The increase in interest expense when compared to the same period in 2010 is primarily attributable to the amortization of the debt discount amounting to approximately $149,957 and $438,811 during the three and six months ended June 30, 2011, respectively, associated with the 6% convertible debenture as compared to $72,500 and $98,542 during the three and six months ended June 30, 2010, respectively. We did not have a comparable amortization of debt discount as most of the convertible promissory notes were issued between April 2010 and June 2010.

Loss from Operations

We recorded loss from operations of $866,517 for the three months ended June 30, 2011 as compared to $2,697,690 for the three months ended June 30, 2010. We recorded loss from operations of $1,010,169 for the six months ended June 30, 2011 as compared to $3,841,672 for the six months ended June 30, 2010.

Net Loss

We recorded net loss of $8,621,335 for the three months ended June 30, 2011 as compared to $3,070,917 for the three months ended June 30, 2010. We recorded net loss of $14,501,285 for the six months ended June 30, 2011 as compared to $4,821,166 for the six months ended June 30, 2010. As a result of the factors described above, our net loss per share (basic and diluted) for the three and six months ended June 30, 2011 was $0.04 and $.08 per share, respectively as compared to $0.02 and $0.03 per share during the same period in 2010, respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At June 30, 2011, we had a cash balance of $470,440. Our working capital deficit is $15,267,544 at June 30, 2011. We reported a net loss of $8,621,335 and $14,501,285 during the three and six months ended June 30, 2011, respectively.  We do not anticipate we will be profitable in fiscal 2011.

We reported a net increase in cash for the six months ended June 30, 2011 of $376,387. While we currently have no material commitments for capital expenditures, at June 30, 2011 we owed $480,000 under various convertible debentures.  During the six months ended June 30, 2011, we have raised net proceeds of $550,000 and $125,000 from sale of our stocks and exercise of stock warrants, respectively. We do not presently have any external sources of working capital.

We do not have revenues to fund our operating expenses.  We presently do not have any available credit, bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.  Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Operating Activities

Net cash flows used in operating activities for the six months ended June 30, 2011 amounted to $298,613 and were primarily attributable to our net losses of $14,501,285, offset by amortization of debt discount and debt issuance costs of $441,937, change in fair value of derivative liabilities of $13,062,181, amortization of prepaid expenses of $96,343, stock based compensation of $83,034, impairment of mineral rights of $500,000, total changes in assets and liabilities of $47,421 and add back gain from settlement of debt of $28,244. Net cash flows used in operating activities for the six months ended June 30, 2010 amounted to $373,820 and was primarily attributable to our net losses of $4,821,166, offset by amortization of debt discount and debt issuance costs of $101,147, stock based expenses of $3,419,792, derivative liability expense of $3,260,076, change in fair value of derivative liabilities of ($2,399,047), depreciation and amortization of $8,103 and add back total changes in assets and liabilities of $115,982.

Investing Activities

Net cash flows used in investing activities were $0 for the six months ended June 30, 2011. Net cash flows used in investing activities was $309,058 for the six months ended June 30, 2010. We paid leasehold improvement of $14,025, purchase of equipment of $23,451, cash used in acquisition (net of cash acquired) of $100,482 and invested $171,100 on a 6% demand promissory note receivable.

Financing Activities

Net cash flows provided by financing activities were $675,000 for the six months ended June 30, 2011. We received net proceeds from exercise of stock warrants of $125,000 and sale of our stocks of $550,000. Net cash flows provided by financing activities was $937,500 for the six months ended June 30, 2010. We received net proceeds from convertible debentures of $950,000 offset by debt issuance cost of $12,500.

Debenture Financing

Between December 2009 and June 2010 we entered into various securities purchase agreements with accredited investors pursuant to which we agreed to issue an aggregate of $1,025,000 of our 6% convertible debentures for an aggregate purchase price of $1,025,000. The debentures bear interest at 6% per annum and mature two years from the dates of issuance. The debentures are convertible at the option of the holder at any time into shares of common stock, at a conversion price equal to the lesser of (i) $0.025 per share or (ii) until the 18 month anniversary of the debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of our equity and/or convertible debt securities paid by investors after the date of the debenture.  In connection with the agreements, the investors received an aggregate of 41,000,000 warrants to purchase shares of our common stock. The warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.025, subject to adjustment in certain circumstances. Warrant holders may exercise the warrant on a cashless basis if the fair market value (as defined in the warrant) of one share of common stock is greater than the initial exercise price. At June 30, 2011, we owed $480,000 under these convertible debentures.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of June 30, 2011.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:

Convertible debenture – long term	$480,000	$480,000	$—	$—	$—
Total Contractual Obligations:	$480,000	$480,000	$—	$—	$—

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

BUSINESS

Corporate History

We were incorporated under the name “Swifty Carwash & Quick-Lube, Inc.” in the state of Florida on September 25, 1997. On October 22, 1999, we changed our name from “Swifty Carwash & Quick-Lube, Inc.” to “SwiftyNet.com, Inc.” On January 29, 2001, we changed our name from “SwiftyNet.com, Inc.” to “Yseek, Inc.” On June 10, 2003, we changed our name from “Yseek, Inc.” to “Advanced 3-D Ultrasound Services, Inc.”  We merged with World Energy Solutions, Inc., a private Florida corporation, on August 17, 2005.  Advanced 3D Ultrasound Services, Inc. remained as the surviving entity and legal acquirer, and World Energy Solutions, Inc. was the accounting acquirer.  On November 7, 2005, we changed our name to “World Energy Solutions, Inc.” and merged with Professional Technical Systems, Inc.  We remained as the surviving entity and legal acquirer, while Professional Technical Systems, Inc. was the accounting acquirer. On February 26, 2009, we changed our name to “EClips Energy Technologies, Inc.”  For the purpose of changing our state of incorporation to Delaware, we merged with and into our newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc. on April 21, 2010, with EClips Media Technologies, Inc. continuing as the surviving corporation.  Effective April 25, 2011, we changed our name to “Silver Horn Mining Ltd.”  The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging a newly-formed, wholly-owned subsidiary with and into us, and we remained as the surviving corporation in the merger.

Our Current Business

Upon the appointment of Daniel Bleak as our Chief Executive Officer and Chairman on May 2, 2011, we focused our business efforts on the acquisition and exploration of properties that may contain mineral resources, principally silver.  Our target properties are those that have been the subject of historical exploration or previous production.  We have filed federal unpatented lode mining claims in Arizona for the purpose of exploration and potential development of silver on a total of approximately 1,000 acres.  We plan to review opportunities to acquire additional mineral properties with current or historic silver mineralization with meaningful exploration potential.

Our properties do not have any reserves.  We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain concentrations of silver that are prospective for mining.

THE 76 PROPERTY

The 76 Property is located in Yavapai County, Arizona, 50 miles northwest of Pheonix, Arizona.  The property consists of 36 federal unpatented lode mining claims on Bureau of Land Management (“BLM”) land totaling 720 acres that we acquired pursuant to a quitclaim deed that we purchased from Can-Am Gold Corp. for $10.00 on April 26, 2011.  To maintain the mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140 per claim per year, plus an annual fee of $10 per claim per year to Yavapai County where the claims are located.  We are currently planning an exploration program consisting of sampling, mapping and assaying to determine potential targets for drilling and further development.

With regard to the unpatented lode mining claims, future exploration drilling will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than five acres of surface disturbance, and usually can be obtained within a 30 to 60 day time period. A Plan of Operations will be required if there is greater than five acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

 The 76 Property does not currently have any reserves.  All activities undertaken and currently proposed at the 76 Property are exploratory in nature.

112° 17' 19.143" W
34° 4' 19.843" N
112° 13' 11.388" W
34° 4' 22.372" N
382,000
383,000
384,000
385,000
386,000
387,000
3,770,000
3,769,000
3,768,000
3,767,000
34° 1' 58.455" N
112° 17' 17.004" W
34° 2' 0.980" N
112° 13' 9.363" W
Lucky Spring Canyon
0 ¼ ½ 1 Mile
0 1000 2000 3000 5000 Feet
0 0.5 1 Kilometer

THE COD PROPERTY

The COD Property is located in Mohave County, Arizona, 7 miles southwest of Chloride, Arizona.  The property consists of 14 federal unpatented lode mining claims on BLM land totaling 280 acres.  We filed the claims with the BLM on July 1, 2011.  To maintain the mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140 per claim per year, plus an annual fee of $10 per claim per year to Mohave County where the claims are located.  We are currently planning an exploration program consisting of sampling, mapping and assaying to determine potential targets for drilling and further development.

With regard to the unpatented lode mining claims, future exploration drilling will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than five acres of surface disturbance, and usually can be obtained within a 30 to 60 day time period. A Plan of Operations will be required if there is greater than five acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The COD Property does not currently have any reserves.  All activities undertaken and currently proposed at the COD Property are exploratory in nature.

C.O.D. Mine
C.O.D. Mine
Copper and Gold Mine
Rico Mine
Spring
Bluebell Mine
Stockton Hill
JEEP TRAIL
C E R B A T
2
3
5
6
7
8
10
24
25
26
27
28
29
30

Competition

We do not compete directly with anyone for the exploration or removal of silver and other minerals from our property as we hold all interest and rights to the claims.  Readily available commodities markets exist in the U.S. and around the world for the sale of minerals. Therefore, we will likely be able to sell silver and other minerals that we are able to recover.  We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Compliance with Government Regulation

We are required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally. We are also subject to the regulations of the BLM.

We are required to pay annual maintenance fees to the BLM to keep our federal lode mining claims in good standing. The maintenance period begins at noon on September 1 through the following September 1 and payments are due by the first day of the maintenance period.  The annual fee is $140 per claim.

Future exploration drilling on any of our properties that consist of BLM land will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than five acres of surface disturbance, and usually can be obtained within a 30 to 60 day time period. A Plan of Operations will be required if there is greater than five acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  Permits to drill are also required from the Arizona Department of Water Resources.

Facilities

We entered into a month to month lease agreement on May 1, 2011 for warehouse space in Apache Junction, Arizona.  The facility is approximately 2,800 square feet.  We pay the landlord, Pinal Realty Investments, Inc., an aggregate of $1,000 per month in rent and management fees.  Mr. Bleak and his son each own 31% of Pinal Realty Investments, Inc.

Research and Development

We have not expended funds for research and development costs since inception.

Employees

As of September 22, 2011, we had no full time or part time employees.  On April 3, 2011 we entered into a consulting agreement with Mr. Bleak that terminated on June 30, 2011.  On June 1, 2011, we entered into a one year services and employee leasing agreement with MJI Resource Management Corp. pursuant to which it made available to us six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services.  We paid MJI Resource Management Corp. $15,000 a month under this agreement for each of June and July 2011, and, commencing August 1, 2011, pay MJI Resource Management Corp. $25,000 a month under this agreement.  Mr. Eckersley, one of our directors, is the President of MJI Resource Management Group.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. Except as described below, we are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

MANAGEMENT

The following table sets forth information regarding the members of our board of directors and our sole executive officer. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Name	Age	Position
Daniel Bleak	55	Chief Executive Officer, Chairman of the Board of Directors and Chief Financial Officer
John Eckersley	52	Director
Joseph Wilkins, Jr.	73	Director

Daniel Bleak, Chief Executive Officer, Chairman of the Board of Directors and Chief Financial Officer.  Mr. Bleak has served as our Chief Executive Officer and Chairman of the Board of Directors since May 2, 2011 and as our Chief Financial Officer since May 11, 2011.  Mr. Bleak has over 30 years of experience in mineral exploration and development and has managed a broad range of exploration projects throughout North America, has discovered several producing mineral deposits, and developed decorative rock and industrial materials businesses in the southwestern U.S.  Mr. Bleak has served on the board of directors and as an officer of a number of mining, mineral exploration, and real estate companies.  He has served as a director of Continental Resources Group, Inc. (formerly American Energy Fields, Inc.) (AEFI.OB) since November 2010, as a director of Southwest Exploration, Inc. since 2009, as President and director of Pinal Realty Investments, Inc. since 2006, as President and a director of NPX Metals, Inc., a resource acquisition company, since 2006, as President and sole director of Can-Am Gold Corp. since 2009 and as President and director of Black Mountain Mining Company since 2000.   Mr. Beak was appointed to his positions based on his corporate experience and knowledge of the resources industry.

John Eckersley, Director. Mr. Eckersley has served as a director since July 12, 2011.   Mr. Eckersley has practiced law as a solo practitioner since 1999.  His practice focuses on securities compliance, corporate governance and estate planning.  He has also served as the Vice President, Legal and Corporate Affairs, of Passport Potash, Inc. (PPRTF.OTCQX) (PPI.TSXV), a resource company engaged in the exploration and development of advanced potash properties, since December 2010.  At Passport Potash, Inc., Mr. Eckersley’s responsibilities include corporate counsel, corporate governance, securities compliance, land and mineral resource acquisition and permitting with local, State and federal agencies.     Mr. Eckersley served as the Executive Vice President, Secretary and Treasurer of Digital Business Resource, Inc., a telecommunications company, from 1996 to 1999, where he was a founder, and was responsible for developing systems for office management, accounting, client services, vendor coordination and marketing.    Prior to this position, Mr. Eckersley served as the General Counsel of TIMI, a public finance advisory company, where he advised the company on corporate strategy and was responsible for the company’s compliance filings.  Mr. Eckersley was appointed as a director based on his corporate experience and knowledge of the resources industry.

 Joseph Wilkins, Jr., Director.  Mr. Wilkins has served as a director since July 12, 2011.   Mr. Wilkins has over 45 years of experience in mineral exploration and development and has served as a consulting geologist on a broad range of exploration projects throughout North America and Australia.  Mr. Wilkins has provided consulting geologist services to OZ Minerals Ltd. (OZL.A), an Australian copper and gold producer, since October 2010; to Continental Resources Group, Inc. (formerly American Energy Fields, Inc.) (AEFI.OTCBB), a uranium exploration company, from August 2010 to September 2010; to Aurum National Holdings, Ltd., a gold exploration company, from February 2010 to July 2010; to West Timmins Mining Inc. (WTM.TSXV), a gold exploration company, from April 2009 to November 2009; to Grand Central Silver Mining, a precious metals exploration company, in August 2009; to NPX Metals, a metal exploration company, from February 2008 to October 2009; to Newcrest Resources, Inc., an Australian copper and gold producer, from June 2007 to July 2007 and to Kennecott Exploration Co., a mineral exploration company, from May 2005 to November 2007.  Mr. Wilkins has a BS in Geophysics and Geochemistry and a MS in Geosciences from the University of Arizona.    Mr. Wilkins was appointed as a director based on his knowledge of the resources industry and substantial relevant business experience.

There are no family relationships among any of our directors and executive officers.

Board Committees

Audit Committee. We intend to establish an audit committee of the board of directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange.  The audit committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties will be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the board of directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer our stock option plans and recommend and approve grants of stock options under such plans.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our chief executive officer and chief financial officer, but have not done so to date due to our relatively small size.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2009 and 2010 by each person who served as our principal executive officer during fiscal 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)		All Other Compensation ($) (1)		Total ($)
Benjamin Croxton (2)	2010
(Former Chief Executive Officer, Chief Financial Officer and Director)	2009	$132,000		—		$55,000	(3)	$187,000

Gregory Cohen (4)	2010	$80,000	(5)	$287,500	(6)	$14,920	(7)	$382,420
(Former Chief Executive Officer, Chairman and Director)

Glenn Kesner (8)	2010	$14,000	(9)	—		—		$14,000
(Former Chief Executive Officer and Chairman)

Eric Simon (10)	2010	$31,726		—	(11)	—		$31,726
(Former Chief Executive Officer)

(1)  Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.  All stock awards have been adjusted for our 1:150 reverse stock split effective August 25, 2009, our 2:1 forward exchange effective April 21, 2010 and our 2:1 stock dividend issued to certain stockholders on December 31, 2010.
(2)  Mr. Croxton resigned from all of his positions with us effective February 4, 2010.
(3)  Includes 2,200,000 shares of our common stock issued in connection with the termination of Mr. Croxton’s employment agreement.
(4)  Mr. Cohen joined us as our Chief Executive Officer, director and Chairman on February 4, 2010 and resigned as our Chief Executive Officer on June 21, 2010 but remained as our Chairman and director until December 31, 2010.
(5)  Includes payments of $80,000 per month made to Colonial Ventures, LLC, an entity controlled by Mr. Cohen, in connection with a consulting agreement between us and Colonial Ventures, LLC.
(6)  Includes 5,000,000 shares of common stock issued on February 4, 2010, in connection with the consulting agreement with Colonial Ventures, LLC.  We had issued Colonial Ventures LLC and Mr. Cohen’s wife an aggregate of 10,000,000 shares of common stock in connection with the agreement and 5,000,000 of these shares were canceled effective December 13, 2010.
(7)  Includes $14,920 for reimbursements for certain health insurance expenses.
(8)  Mr. Kesner joined us as our Chief Executive Officer since November 15, 2010 and as a director on February 4, 2010.  He commenced serving as our Chairman on December 31, 2010.  Mr. Kesner resigned from all of his positions with us on May 2, 2011, except that he remains an officer of our subsidiary RZ Acquisiton Corp.
(9)  Mr. Kesner received a total of $9,500 in connection with his service on our board of directors and a total of $4,500 in connection with his services as our Chief Executive Officer.
(10)  Mr. Simon joined us as our Chief Executive Officer on June 21, 2010 and resigned effective November 15, 2010.
(11)  Mr. Simon was originally issued 10,000,000 shares on June 21, 2010 in connection with his employment agreement and the 10,000,000 shares were canceled on December 7, 2010.

Employment Agreements

On January 31, 2006, we entered into an employment agreement with Mr. Croxton. The agreement provided for an annual salary of $156,000, the transfer of 1,200,000 shares of our common stock and severance benefits equal to 52 weeks of base salary.   On February 4, 2010, we and Mr. Croxton entered into a release agreement pursuant to which, in consideration for the termination of his employment agreement, we issued Mr. Croxton 2,200,000 shares of our common stock, valued at their fair market value in the amount of $55,000. Furthermore, we agreed to transfer to Mr. Croxton our former subsidiaries Pure Air Technologies, Inc., Hydrogen Safe Technologies, Inc., World Energy Solutions Limited and Advanced Alternative Energy, Inc. and granted to Mr. Croxton a five-year option for the purchase of H-Hybrid Technologies, Inc.

On February 4, 2010, we entered into a Consulting Agreement with Colonial, a company controlled by Mr. Cohen.  The agreement provided that Colonial was to perform consulting and advisory services for us including but not limited to acquisitions, business development, management and sales services, and related services pertaining to our business, and that Mr. Cohen was to serve as our Chairman and Chief Executive Officer and perform the consulting and advisory services for us on behalf of Colonial.  Under the agreement, we agreed to pay Colonial $10,000 per month as well as a discretionary bonus.  We issued Colonial 10,000,000 shares of common stock (as adjusted for our April 21, 2010 2:1 forward stock split).  Half of these shares vested immediately upon issue and the remaining shares were to vest on the one year anniversary of the agreement, so long as we continued to engage Colonial and so long as Mr. Cohen remained on our board of directors.  The agreement was terminable at any time, without cause or for good reason, including upon a change of control.  The agreement had an initial term of two years and was to subsequently automatically renew each year, subject to each party giving the other 60 days notice of non-renewal. In the event of termination without cause or for good reason, Colonial was entitled to receive the base salary for the remainder of the term, any unpaid bonus earned through the date of termination and any compensation previously deferred by Colonial.  During the term of the agreement and for a period of twelve months thereafter, Colonial and Mr. Cohen were subject to non-competition and non-solicitation provisions.  The agreement was terminated effective December 31, 2010 and the 5,000,000 unvested shares issued pursuant to the agreement were cancelled effective December 13, 2010.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our named executive officers as of December 31, 2010.

Director Compensation

The compensation paid to Mr. Cohen and Mr. Kesner for their services as directors for the year ending December 31, 2010 is fully set forth above.  Daniel Wood, who served as a director from February 4, 2010 to December 31, 2010, did not receive any compensation for his services for the year ending December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 22, 2009 we entered into a purchase agreement with Mr. Croxton, our former Chief Executive Officer and director, and certain purchasers who represented a controlling interest in us.  The agreement was amended on January 12, 2010, and the transactions contemplated therein became effective on February 4, 2010.  On that date, we underwent a change of control through (i) the resignation of all of our existing officers and directors, including Mr. Croxton, (ii) the purchase by the purchasers, in privately negotiated transactions, of certain of our outstanding shares of common and preferred stock from Mr. Croxton and (iii) the appointment of Mr. Cohen as our Chairman and Chief Executive Officer and the appointment of Mr. Kesner and Mr. Wood as directors.  The purchasers purchased an aggregate of 100,000,000 shares of our common stock (as adjusted for our April 21, 2010 2:1 forward stock split), and 1,500,000 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock"), which comprised approximately 82% of our issued and outstanding shares of voting stock.  As a result of the purchase agreement, Auracana, LLC, the purchaser of the 1,500,000 shares of Series D Preferred Stock, effectively gained control over our voting stock as each share of the Series D Preferred Stock was entitled to 500 votes per share voting as a class with common stock.  On April 21, 2010, in connection with our merger with EClips Media Technologies, Inc., each issued and outstanding share of EClips Energy Technologies, Inc.  Series D Preferred Stock was converted into two shares of EClips Media Technologies, Inc. Series A Convertible Preferred Stock (the "Series A Preferred Stock").  Glenn Kesner, our former Chairman, Chief Executive Officer and President, is the president and control person of Auracana, LLC.

 In connection with our purchase agreement with Mr. Croxton, we issued him 2,200,000 shares of our common stock (as adjusted for our April 21, 2010 2:1 forward stock split) and transferred to him or his designee our former subsidiaries Pure Air Technologies, Inc., Hydrogen Safe Technologies, Inc., World Energy Solutions Limited and Advanced Alternative Energy, Inc. and granted him a five-year option for the purchase of H-Hybrid Technologies, Inc.

From March 2010 through June 2010, we paid leasehold improvements and rent of $14,025 and $12,486, respectively, in connection with the office space that we shared with a company controlled by Mr. Cohen, our former Chairman and Chief Executive Officer.

On June 21, 2010, through our wholly-owned subsidiary SD Acquisition Corp, we acquired all of the business and assets of Brand Interaction Group, LLC.  In connection with the acquisition, Mr. Simon, the control person of Brand Interaction Group, LLC, was appointed as our Chief Executive Officer and was issued 10,000,000 shares of our common stock.  We also issued Brand Interaction Group, LLC 20,000,000 shares of our common stock and assumed certain debt that Brand Interaction Group, LLC had previously issued to several of its creditors.

In the fall of 2010, we decided to discontinue the operations of SD Acquisition Corp.  Mr. Simon resigned as our Chief Executive Officer on November 15, 2010 and on December 7, 2010, we entered into a spinoff agreement with Brand Interaction Group, LLC, Mr. Simon, SD Acquisition Corp. and certain holders of our outstanding convertible debentures pursuant to which we agreed to spinoff SD Acquisition Corp. to Brand Interaction Group, LLC and Mr. Simon and cancel the 30,000,000 shares of common stock previously issued to Brand Interaction Group, LLC and Mr. Simon.   Upon the execution of the spinoff, we were released from any obligations and agreements incurred by Mr. Simon on behalf of SD Acquisition Corp.

As set forth in the spinoff agreement, Brand Interaction Group, LLC was obligated to make direct payments of an aggregate of $95,000 to certain holders of our convertible debentures in order to retire or reduce, on a dollar for dollar basis, amounts due and payable by us to such holders.  In connection with the foregoing, Brand Interaction Group, LLC issued a $95,000 promissory note to these holders.  The note was payable in six equal monthly installments of $15,833, with the first payment due on January 21, 2011.  On June 20, 2011, Brand Interaction Group, LLC fully paid the entire amount of the $95,000 promissory note, reducing the principal balance of our convertible debentures issued to these holders by $95,000.

On April 3, 2011, we entered into a consulting agreement with Mr. Bleak, who was appointed as our Chief Executive Officer and Chairman on May 2, 2011 and as our Chief Financial Officer on May 11, 2011, pursuant to which we agreed to pay him a fee of $5,000 per month for each of April, May and June 2011 as compensation for his professional services.

On April 26, 2011, we purchased a quitclaim deed for the 76 Property from Can-Am Gold Corp. that conveyed to us all of Can-Am Gold Corp.’s rights, title and interest in 36 unpatented lode mining claims located in Yavapai County, Arizona.  We paid ten dollars ($10.00) as consideration for the quitclaim deed.  Mr. Bleak, our current Chief Executive Officer, Chairman and Chief Financial Officer, is the president and sole director of Can-Am Gold Corp.

On May 1, 2011, we entered into a month to month lease agreement for warehouse space in Apache Junction, Arizona with Pinal Realty Investments, Inc., pursuant to which we pay an aggregate of $1,000 per month in rent and management fees.  Mr. Bleak and his son each own 31% of Pinal Realty Investments, Inc.

On June 1, 2011, we entered into a one year services and employee leasing agreement with MJI Resource Management Corp. pursuant to which it made available to us six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services.  We paid MJI Resource Management Corp. $15,000 a month under this agreement for each of June and July 2011, and, commencing August 1, 2011, pay MJI Resource Management Corp. $25,000 a month under this agreement.  Mr. Eckersley, one of our directors, is the President of MJI Resource Management Group.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 22, 2011 by:

•	each person known by us to beneficially own more than 5.0% of our common stock or Series A Preferred Stock;

•	each of our directors;

•	our named executive officer; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Silver Horn Mining Ltd., 3266 W. Galveston Drive, Apache Junction, Arizona 85120.

As of September 22, 2011, we had 211,833,555 shares outstanding.

	Common Stock (1)		Series A Preferred Stock (2)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
5% Owners
Auracana, LLC (3)	219,863	*	3,000,000	100%
Michael Baybak (4)	13,541,667	6.39%	--	--
Benjamin Brauser (5)	15,500,000	7.32%	--	--
Michael Brauser (6)	21,162,172 (7)	9.99% (7)	--	--
Frost Gamma Investments Trust (8)	16,000,000	7.55%	--	--
Barry Honig (9)	21,162,172 (10)	9.99% (10)	--	--
Sandor Master Capital Fund L.P. (11)	15,000,000	7.08%	--	--

Officers and Directors
D Daniel Bleak	10,000,000 (12)	4.72%	--	--
John Eckersley	--	--	--	--
Joseph Wilkins, Jr.	--	--	--	--
OOfOfficers and Directors as a Group (3 persons)	10,000,000	4.72%	--	--

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all debentures, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 22, 2011.  In computing the number of shares beneficially owned and the percentage ownership, shares of common stock that may be acquired within 60 days of September 22, 2011 pursuant to the conversion of debentures or the exercise of warrants are deemed to be outstanding for that person.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Each share of the Series A Preferred Stock is entitled to 250 votes per share voting as a class with common stock.
(3)	Mr. Kesner is the president and a control person of Auracana, LLC and, as such, has sole voting and dispositive power over the securities held by Auracana, LLC.

(4)	The principal address and office of Mr. Baybak is 2110 Drew Street, Suite 200, Clearwater, Florida 33765.
(5)	The principal address and office of Mr. Benjamin Brauser is 4400 Biscayne Boulevard, Suite 850, Miami, Florida 33137.
(6)	The principal address and office of Mr. Michael Brauser is 4400 Biscayne Boulevard, Suite 850, Miami, Florida 33137.
(7)
Includes (i) 11,127,351 shares of common stock, (ii) 5,017,411 shares of common stock underlying convertible debentures and (iii) 5,017,410 shares of common stock underlying warrants, such debentures and warrants containing blocker provisions providing that they can only be converted or exercised to the point where the holder would beneficially own a maximum of 9.99% of our outstanding common stock. Does not include (i) 4,000,000 shares of common stock underlying convertible debentures and 4,000,000 shares of common stock underlying warrants, such debentures and warrants containing blocker provisions providing that they can only be converted or exercised up to the point where the holder would beneficially own a maximum of 4.99% of our outstanding common stock and (iii) 3,582,589 shares of common stock underlying convertible debentures and 7,982,590 shares of common stock underlying warrants, such debentures and warrants containing blocker provisions providing that they can only be converted or exercised up to the point where the holder would beneficially own a maximum of 9.99% of our outstanding common stock. All of the convertible debentures and warrants issued to Mr. Brauser are convertible and exercisable at any time and have a conversion price and exercise price of $0.025.

(8)	Dr. Philip Frost is the trustee and a control person of Frost Gamma Investments Trust and, as such, has sole voting and dispositive power over the securities held by Frost Gamma Investments Trust.
(9)	The principal address and office of Mr. Honig is 4400 Biscayne Boulevard, Suite 850, Miami, Florida 33137.
(10)
Includes (i) 5,436,830 shares of common stock held by Mr. Honig, (ii) 4,990,000 shares of common stock held by GRQ Consultants, Inc. 401(k), (iii) 719,240 shares of common stock held by GRQ Consultants, Inc. Defined Benefit Pension Plan, (iv) 4,700,000 shares of common stock underlying warrants held by Mr. Honig, (v) 300,000 shares of common stock underlying convertible debentures and 300,000 shares of common stock underlying warrants held by GRQ Consultants, Inc., such debentures and warrants containing blocker provisions providing that they can only be converted or exercised to the point where the holder would beneficially own a maximum of 9.99% of our outstanding common stock, and (vi) 4,716,102 shares of common stock underlying convertible debentures held by GRQ Consultants, Inc. 401(k), such debentures containing blocker provisions providing that they can only be converted or exercised to the point where the holder would beneficially own a maximum of 9.99% of our outstanding common stock. Does not include (i) 1,200,000 shares of common stock underlying convertible debentures and 4,000,000 shares of common stock underlying warrants held by Mr. Honig, such debentures and warrants containing blocker provisions providing that they can only be converted or exercised up to the point where the holder would beneficially own a maximum of 4.99% of our outstanding common stock and (ii) 383,898 shares of common stock underlying convertible debentures and 7,000,000 shares of common stock underlying warrants held by GRQ Consultants, Inc. 401(k), such debentures and warrants containing blocker provisions providing that they can only be converted or exercised up to the point where the holder would beneficially own a maximum of 9.99% of our outstanding common stock. All of the convertible debentures and warrants are convertible and exercisable at any time and have a conversion price and exercise price of $0.025. Mr. Honig is the President of GRQ Consultants, Inc., the trustee of GRQ Consultants, Inc. 401(k) and the trustee of GRQ Consultants, Inc. Defined Benefit Pension Plan and, as such, has sole voting and dispositive power over the securities held by GRQ Consultants, Inc., GRQ Consultants, Inc. 401(k) and GRQ Consultants, Inc. Defined Benefit Pension Plan.

(11)
The principal address and office of Sandor Master Capital Fund L.P. is 2828 Routh Street, Suite 500, Dallas, Texas 75201. John Lemak is the manager and a control person of Sandor Master Capital Fund L.P., and, as such, has sole voting and dispositive power over the 15,000,000 shares of common stock held by Sandor Master Capital Fund L.P.

(12)	Does not include options that have not yet vested.

DESCRIPTION OF SECURITIES

We are authorized to issue 750,000,000 shares of common stock and 10,000,000 shares of preferred stock.  On September 22, 2011, there were 211,833,555 shares of common stock issued and outstanding and 3,000,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

On April 20, 2010, in connection with our merger with and into our former subsidiary EClips Media Technologies, Inc., each issued and outstanding share of our Series D Preferred Stock, par value $0.0001 per share, was converted into 2 shares of Series A Preferred Stock, par value $0.0001 per share, for a total of 3,000,000 issued and outstanding shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of our Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  In the event of a  liquidation, dissolution or winding up of our business, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over our common stock.

Convertible Debentures

As of September 22, 2011, we had an aggregate of $480,000 of 6% convertible debentures outstanding that were issued to certain investors on each of the dates and in the amounts set forth below.

Investment Date	Investment Amount	Conversion Shares
February 4, 2010	$130,000	5,200,000
March 22, 2010	$25,000	1,000,000
April 7, 2010	$20,000	800,000
April 21, 2010	$20,000	800,000
April 30, 2010	$65,000	2,600,000
May 7, 2010	$15,000	600,000
May 11, 2010	$25,000	1,000,000
June 11, 2010	$180,000	7,200,000

Each debenture is due two years from its date of issuance and is convertible, at the holder’s option, into shares of our common stock at a conversion price equal to the lesser of (i) $0.025 per share, or (ii) until the 18 month anniversary of the date of issuance, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of our equity and/or convertible debt securities.  We are to pay interest on the aggregate unconverted and then outstanding principal amount of the debenture on each conversion date, as to the principal amount then being converted, and on the maturity date.  We are prohibited from effecting the conversion of the debentures issued on February 4, 2010 to the extent that as a result of such exercise the holder of the converted debenture would beneficially own more than 4.99% in the aggregate of our issued and outstanding shares of common stock.  We are prohibited from effecting the conversion of the debentures issued on March 22, 2010, April 7, 2010, April 21, 2010, April 30, 2010, May 11, 2010, May 7, 2010 and June 11, 2010 to the extent that as a result of such exercise the holder of the converted debenture would beneficially own more than 9.99% in the aggregate of our issued and outstanding shares of common stock.  The debentures contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, subsequent rights offerings and other similar events.

Warrants

On each of February 4, 2010, March 22, 2010, April 7, 2010, April 21, 2010, April 30, 2010, May 7, 2010, May 11, 2010 and June 11, 2010 we issued warrants to purchase an aggregate of 36,000,000 shares of common stock.  The warrants have a term of five years and are exercisable at any time at an exercise price of $0.025 per share.  We are prohibited from effecting the exercise of the warrants issued on February 4, 2010 to the extent that as a result of such exercise the holder of the exercised warrant would beneficially own more than 4.99% in the aggregate of our issued and outstanding shares of common stock, as calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant.  We are prohibited from effecting the exercise of the warrants issued on March 22, 2010, April 7, 2010, April 21, 2010, April 30, 2010, May 7, 2010, May 11, 2010 and June 11, 2010 to the extent that as a result of such exercise the holder of the exercised warrant would beneficially own more than 9.99% in the aggregate of our issued and outstanding shares of common stock, as calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.  The holders have the right to exercise the warrant for cash or by means of a cashless exercise.

Options

On May 2, 2011, we issued to Mr. Bleak, our Chairman, Chief Executive Officer and Chief Financial Officer, a five year option to purchase 30 million shares of our common stock.  The option may be exercised for cash or shares of common stock at an exercise price of $0.05 per share.  The option is exercisable as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant, provided Mr. Bleak continues to serve as a director on such dates.

Registration Rights

In connection with our private placement of 11,000,000 shares of common stock on May 23, 2011, we agreed to file a registration statement with the Securities and Exchange Commission within 60 days of closing (the “Filing Date”) covering the resale of 50% of the shares of common stock issued in such private placement, and to use our best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission on or before 120 days of the closing (the “Effectiveness Deadline”).  If (i) the registration statement is not filed on or before the Filing Date or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before the Effectiveness Deadline, then we will make payments to the investors of 1% of their investment for every 30 day period (or pro rata portion thereof) up to a maximum of 5% following the Filing Date or the Effectiveness Deadline, as applicable.  Such payments shall be made to the investors in cash or shares of common stock, at our option.  At the present time, a registration statement covering the resale of 50% of the shares of common stock issued in the private placement has not been declared effective by the Effectiveness Deadline.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by our chairman, our president or by a resolution adopted by a majority of our board of directors;

•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

•	they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us, as applicable, to close out its short positions;

•
enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on the OTC Bulletin Board. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the, preferred stock, debt or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements as of December 31, 2009 and 2010 and for the years ended December 31, 2009 and 2010 included in this prospectus have been audited by Randall N. Drake, C.P.A., P.A., an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 3266 W. Galveston Drive, Apache Junction, Arizona 85120, Attention: Daniel Bleak, Chief Executive Officer.

SILVER HORN MINING LTD.

INDEX TO FINANCIAL STATEMENTS

For the Fiscal Years Ended December 31, 2010 and 2009

For the Periods Ended June 30, 2011 and 2010

Consolidated Balance Sheets as of June 30, 2011 (Unaudited) and June 30, 2010	F-22
Consolidated Statements of Operations for the three months and six months ended June 30, 2011 and 2010 (unaudited)	F-23
Consolidated Statements of Cash Flows for the six months ended June 30, 2011 and 2010 (unaudited)	F-24
Notes to Unaudited Consolidated Financial Statements	F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of EClips Media Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of EClips Media Technologies, Inc. and Subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EClips Media Technologies, Inc. and Subsidiaries as of December 31, 2010 and 2009 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses and negative cash flows from operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA
Clearwater, Florida

March 29, 2011

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS
CURRENT ASSETS:
Cash	$94,053	$-
Prepaid expenses	85,542	-
Debt issuance cost - current portion	6,249	-

Total Current Assets	185,844	-

OTHER ASSETS:
Debt issuance cost - long term portion	520	-

Total Assets	$186,364	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$215,195	$62,789
Derivative liabilities	6,708,815	67,147
Liabilities of discontinued operations	155,641	104,897

Total Current Liabilities	7,079,651	234,833

LONG-TERM LIABILITIES:
Convertible debentures, net of debt discount	317,292	7,620

Total Liabilities	7,396,943	242,453

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value; 10,000,000 authorized
Series A, 3,000,000 issued and outstanding	300	300
Series B, none issued and outstanding	-	-
Series C, none issued and outstanding	-	-
Series D, none issued and outstanding	-	-
Common stock; $.0001 par value; 750,000,000 shares
authorized; 170,613,692 and 129,725,338 shares issued
and outstanding, respectively	17,061	12,972
Additional paid-in capital	28,831,876	24,224,685
Accumulated deficit	(36,059,816)	(24,480,410)

Total Stockholders' Deficit	(7,210,579)	(242,453)

Total Liabilities and Stockholders' Deficit	$186,364	$-

See accompanying notes to consolidated financial statements.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2010	2009

Net revenues	$-	$-

Operating expenses:
Payroll expense and stock based compensation	1,069,500	117,249
Professional and consulting	2,885,571	114,938
General and administrative expenses	333,614	47,509

Total operating expenses	4,288,685	279,696

Operating loss from continuing operations	(4,288,685)	(279,696)

Other income (expense)
Gain (loss) on disposal of property and equipment	-	(59,429)
Interest income (expense), net	(439,788)	(2,110)
Derivative liability expense	(3,260,076)	-
Change in fair value of derivative liabilities	(2,490,252)	233

Total other income (expense)	(6,190,116)	(61,306)

Loss from continuing operations before provision for income taxes	(10,478,801)	(341,002)

Provision for income taxes	-	-

Loss from continuing operations	(10,478,801)	(341,002)

Discontinued operations:
Loss from discontinued operations, net of tax	(1,100,605)	(1,907,663)

Net loss	$(11,579,406)	$(2,248,665)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.06)	$(0.01)
Loss from discontinued operations	$(0.01)	$(0.05)

	$(0.06)	$(0.06)

Weighted average common shares outstanding	179,382,182	38,908,770

See accompanying notes to consolidated financial statements.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2010 and 2009

					Additional Paid	Accumulated	Stockholders'
	Preferred Stock		Common Stock		in Capital	Deficit	Deficit
Balance, December 31, 2008	400,000	$40	1,291,668	$129	$23,041,703	$(22,231,745)	$810,127

Preferred stock converted:
Advanced Alternative Energy	(200,000)	(20)	734,908	73	(53)	-	-
H-Hybrid Technologies	(200,000)	(20)	318,472	32	(12)	-	-

Issuance of stock for cash	-	-	200,200	20	286,492	-	286,512

Issuance of stock for services	-	-	24,980,090	2,498	723,318	-	725,816

Issuance of stock in settlement of debt	3,000,000	300	100,000,000	10,000	118,457	-	128,757

Issuance of stock in settlement of employment agreement	-	-	2,200,000	220	54,780	-	55,000

Net Loss	-	-	-	-	-	(2,248,665)	(2,248,665)

Balance, December 31, 2009	3,000,000	300	129,725,338	12,972	24,224,685	(24,480,410)	(242,453)

Issuance of stock for services	-	-	44,388,354	4,439	3,180,561	-	3,185,000

Issuance of stock in connection with an
employment agreement	-	-	10,000,000	1,000	399,000	-	400,000

Issuance of stock in connection with an asset
purchase agreement	-	-	20,000,000	2,000	798,000	-	800,000

Issuance of stock for cash	-	-	1,500,000	150	74,850	-	75,000

Contributed officer services	-	-	-	-	10,000	-	10,000

Contributed capital	-	-	-	-	75,000	-	75,000

Reclassification of derivative liability upon
extinguishment of a debenture	-	-	-	-	66,280	-	66,280

Cancellation of stock in connection with the spin
off agreement	-	-	(30,000,000)	(3,000)	3,000	-	-

Cancellation of common stock issued for services rendered	-	-	(5,000,000)	(500)	500	-	-

Net Loss	-	-	-	-	-	(11,579,406)	(11,579,406)

Balance, December 31, 2010	3,000,000	$300	170,613,692	$17,061	$28,831,876	$(36,059,816)	$(7,210,579)

 See accompanying notes to consolidated financial statements.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended
	December 31,
	2010	2009

Cash flows from operating activities:
Loss from continuing operations	$(10,478,801)	$(341,002)

Adjustments to reconcile loss from
continuing operations to net cash used in operating activities:
Depreciation	5,358	-
Amortization of prepaid expenses	19,158	-
Amortization of debt issuance costs	5,731	-
Amortization of debt discount	392,292	-
Impairment loss	173,257	-
Loss on abandonment of assets	39,927	-
Change in fair value of derivative liabilities	2,490,252	(233)
Derivative liability expense	3,260,076	-
Stock based consulting	2,687,500	-
Stock based compensation expense	975,000	-
Contributed services	10,000	-

(Increase) Decrease in:
Interest receivable	(2,157)	-
Prepaid expense	(182,200)	-
Deposits	(8,509)	-

Increase (Decrease) in:
Accounts payable and accrued expenses	15,504	-
Net cash used in continuing operations	(597,612)	(341,235)

Loss from discontinued operations	(1,100,605)	(1,907,663)

Adjustments to reconcile loss from discontinued operations to net cash used in discontinued operating activities:

Amortization	381	158,655
Impairment loss	1,043,038	770,062
Loss on disposal of property and equipment	-	59,429
Forgiveness of debt	-	(354,500)
Stock based consulting	-	851,316
Gain on disposal of discontinued operations	(424,131)	-
(Increase) decrease in discontinued assets	-	(322,359)
Increase (decrease) in discontinued liabilities	272,868	704,977

Net cash used in discontinued operations	(208,449)	(40,083)

Net cash used in operating activities	(806,061)	(381,318)

Cash flows from investing activities:
Cash acquired in acquisition	5,057	-
Cash used in acquisition	(110,000)	-
Payment of leasehold improvement	(13,325)	-
Proceeds from disposal of property and equipment	-	20,225
Purchase of equipment	(23,451)	(789)
Investment in note receivable	(171,100)	-
Net cash (used in) provided by investing activities	(312,819)	19,436

Cash flows from financing activities:
Proceeds from issuance of common stock	75,000	286,512
Net proceeds from debentures	937,500	-
Proceeds from loan payable	-	75,000
Proceeds from related party advances	200,433	-
Net cash provided by financing activities	1,212,933	361,512

Net increase (decrease) in cash	94,053	(370)

Cash, beginning of year	-	370
Cash, end of year	$94,053	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$-	$1,937
Income Taxes	$-	$-

Supplemental disclosure of non-cash investing
and financing activities:
Issuance of common stock in connection
with acquisition of business	$800,000	$-
Conversion of debt to equity (preferred stock)	$-	$58,257
Contributed capital in connection with an extinguishment
of a convertible debenture	$75,000	$-

See accompanying notes to consolidated financial statements.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the name “Swifty Carwash & Quick-Lube, Inc.” in the state of Florida on September 25, 1997. On October 22, 1999, the Company changed its name from “Swifty Carwash & Quick-Lube, Inc.” to “SwiftyNet.com, Inc.” On January 29, 2001, the Company changed its name from “SwiftyNet.com, Inc.” to “Yseek, Inc.” On June 10, 2003, the Company changed its name from “Yseek, Inc.” to “Advanced 3-D Ultrasound Services, Inc.”

The Company merged with a private Florida corporation known as World Energy Solutions, Inc. effective August 17, 2005. Advanced 3D Ultrasound Services, Inc. (“A3D”) remained as the surviving entity as the legal acquirer, and the Company was the accounting acquirer.  On November 7, 2005, the Company changed its name to World Energy Solutions, Inc. (“WESI”). On November 7, 2005, WESI merged with Professional Technical Systems, Inc. (“PTS”).  WESI remained as the surviving entity as the legal acquirer, while PTS was the accounting acquirer. On February 26, 2009, the Company changed its name to EClips Energy Technologies, Inc.

On December 22, 2009, in a private equity transaction (“Purchase Agreement”), the majority shareholder (the “Seller”) and former Chief Executive of the Company entered into agreement, whereby certain purchasers collectively purchased from the Seller an aggregate of (i) 50,000,000 shares of Common Stock of the Company and (ii) 1,500,000 shares of series D preferred stock, $0.001 par value (the “Preferred Stock”), comprising approximately 82 % of the issued and outstanding shares of capital stock of the Company, for the aggregate purchase price, including expenses, of $100,000.

In connection with the Purchase Agreement, the Company and Seller entered into a release pursuant to which in consideration for the termination of Seller’s employment agreement, dated January 31, 2006, the Company issued to Seller 2,200,000 shares of the Company’s common stock.  Furthermore, the Company agreed to transfer to Seller or Seller’s designee, the Company’s subsidiaries Pure Air Technologies, Inc., Hydrogen Safe Technologies, Inc., World Energy Solutions Limited and Advanced Alternative Energy, Inc. and granted to Seller a five-year option for the purchase of H-Hybrid Technologies, Inc.

On March 16, 2010, the Company filed a definitive information statement on Schedule 14C (the “Definitive Schedule 14C”) with the Securities and Exchange Commission (the “SEC”) notifying its stockholders that on March 2, 2010, a majority of the voting capital stock of the Company took action in lieu of a special meeting of stockholders authorizing the Company to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with its newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc., a Delaware corporation (“EClips Media”) for the purpose of changing the state of incorporation of the Company to Delaware from Florida. Pursuant to the Merger Agreement, the Company merged with and into EClips Media with EClips Media continuing as the surviving corporation on April 21, 2010. On the effective date of the Merger, (i) each issued and outstanding share of common stock of the Company was converted into two (2) shares of EClips Media common stock, (ii) each issued and outstanding share of Series D preferred stock of the Company was converted into two (2) shares of EClips Media Series A preferred stock and (iii) the outstanding shares of EClips Media Common Stock held by the Company were retired and cancelled and resuming the status of authorized and unissued EClips Media common stock. The outstanding 6% convertible debentures of the Company were assumed by EClips Media and converted into outstanding 6% convertible debentures of EClips Media. All options and rights to acquire the Company’s common stock, and all outstanding warrants or rights outstanding to purchase the Company’s common stock, were automatically converted into equivalent options, warrants and rights to purchase two (2) times the number of shares of EClips Media common stock at fifty (50%) percent of the exercise, conversion or strike price of such converted options, warrants and rights. Trading of the Company’s securities on a 2:1 basis commenced May 17, 2010 upon approval of the FINRA. All shares and per share values are retroactively stated at the effective date of merger.

On June 21, 2010, the Company, through its wholly-owned subsidiary SD Acquisition Corp., a New York corporation (“SD”), acquired (the “Acquisition”) all of the business and assets and assumed certain liabilities of Brand Interaction Group, LLC, a New Jersey limited liability company (“BIG”) which is described below. In September 2010, the Company decided to discontinue the operations of SD because of the disappointing performance and negative results of its most recent fantasy league event in August 2010. In December 2010, the Company entered into a spin off agreement (the “Spinoff”) with BIG and Mr. Eric Simon, the Company’s former CEO, pursuant to which the Company returned the Superdraft business to Mr. Simon by exchanging 100% of the issued and outstanding capital stock of SD which owned and operated the Superdraft business, for the cancellation of 30,000,000 shares of the Company owned by Mr. Simon and BIG, the cancellation of the Asset Purchase Agreement and Employment Agreement entered into between the Company, Mr. Simon and BIG in June 2010.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Under the Agreement BIG is obligated to make payments for a total of $95,000 directly to certain holders of the Company’s outstanding convertible debentures in order to retire, or reduce, on a dollar for dollar basis, amounts due and payable by the Company to such holders. In connection with the foregoing, BIG entered into a six month promissory note for $95,000 with the Company’s holders, payable in six equal monthly installments on the first day of each succeeding calendar month in the amount of $15,833 with the first payment due in January 2011.

Acquisition of Business of Brand Interaction Group, LLC

On June 21, 2010, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, SD and BIG.  Pursuant to the Purchase Agreement, the Company, through its wholly-owned subsidiary SD acquired all of the business and assets and assumed certain liabilities of BIG owned by Eric Simon, the Company’s former Chief Executive Officer. BIG owned Fantasy Football SUPERDRAFT TM , and operates as a sports entertainment and media business focused on promotion of fantasy league events through live events hosted in various venues such as Las Vegas, and online, which feature sports and media personalities, and the sale and marketing of various sports oriented products and services.

As consideration for the Acquisition by SD, the Company agreed to issue BIG 20,000,000 shares of the Company’s common stock valued at $0.04 per share (applying FASB ASC 805 “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination”). The total purchase price was $868,152 and included common stock valued at $800,000 and incurred legal fees of $68,152.  Additionally, in May 2010, the Company issued a demand promissory note agreement and security agreement in the amount of $110,000 with BIG and such promissory note is included in the liabilities assumed and has been recognized as intercompany transaction following the acquisition.  Thus such intercompany transaction has been eliminated in consolidation. The purchase price was allocated as follows:

Assets Acquired
Cash	$5,057

Intangible
Trademark	3,863
Goodwill	1,043,038
Total assets acquired	1,051,958

Liabilities Assumed	183,806

Net assets acquired	$868,152

Since the Company decided to discontinue the operations of SD Acquisition Corp., the Company deemed the acquired goodwill to be impaired and wrote-off the goodwill during the year ended December 31, 2010. Accordingly, the Company recorded an impairment of goodwill of $1,043,038 included in loss from discontinued operations in the accompanying statements of operations.

Discontinued Operations

The Company’s operations were developing and manufacturing products and services, which reduce fuel costs, save power & energy and protect the environment. The products and services were made available for sale into markets in the public and private sectors. In December 2009, the Company discontinued these operations and disposed of certain of its subsidiaries, and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation.  Additionally, in September 2010, the Company decided to discontinue the operations of SD Acquisition Corp. because of the disappointing performance and negative results of its most recent fantasy league event in August 2010.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The remaining liabilities of discontinued operations are presented in the balance sheet under the caption “Liabilities of discontinued operation" and relates to the discontinued operations of developing and manufacturing of energy saving and fuel efficient products and services.  The carrying amounts of the major classes of these liabilities as of December 31, 2010 are summarized as follows:

	December 31,	December 31,
	2010	2009
Assets of discontinued operations	$-	$-
Liabilities
Accounts payables and accrued expenses	$(155,641)	$(104,897)
Liabilities of discontinued operations	$155,641	$104,897

The following table sets forth for the years ended December 31, 2010 and 2009, indicated selected financial data of the Company's discontinued operations. During fiscal 2009, the Company discontinued it operations of developing and manufacturing products and services, which reduce fuel costs, save power & energy and protect the environment. Discontinued operations during fiscal 2010 primarily consisted of the operations of the Company’s formerly owned subsidiary, SD Acquisition Corp.

	December 31, 2010	December 31, 2009
Revenues	$178,645	$313,660
Cost of sales	381,331	286,051
Gross (loss) profit	(202,686)	27,609
Operating and other non-operating expenses	(1,322,050)	(1,935,272)

Loss from discontinued operations	$(1,524,736)	$(1,907,663)

Spin off of SD Acquisition Corp.

In December 2010, the Company entered into a spin off agreement (the “Spinoff”) with SD, BIG and Mr. Eric Simon, the Company’s former CEO, pursuant to which the Company returned the Superdraft business to Mr. Simon by exchanging 100% of the issued and outstanding capital stock of SD which owned and operated the Superdraft business, for the cancellation of 30,000,000 shares of the Company owned by Mr. Simon and BIG, the cancellation of the Asset Purchase Agreement and Employment Agreement entered into between the Company, Mr. Simon and BIG in June 2010. Additionally, upon the execution of the Spinoff, the Company was released from any obligations and agreements incurred by Mr. Simon on behalf of SD. Such obligations and agreements were assumed by the Company’s formerly owned subsidiary, SD. The Company recorded the cancellation of the 30,000,000 shares of common stock at par value in accordance with ASC 505 - 30 “Treasury stock”.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The spinoff of SD Acquisition Corp. is included in gain on disposal of discontinued operations and is calculated as follows:

Consideration received in connection with the spinoff:
Cancellation of 30 million shares of the Company’s common stock	$-
Total consideration received	-

Add: net liabilities of former subsidiary on December 7, 2010	424,131
Gain on disposal of discontinued operations, net of tax	$424,131

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation.

FASB Accounting Standards Codification

The issuance by the FASB of the Accounting Standards CodificationTM (the “Codification”) on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, the Codification officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the SEC or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create the Codification became superseded. Instead, references to standards consist solely of the number used in the Codification’s structural organization.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, debt discount, the useful life of property and equipment, purchase price fair value allocation for the business acquisition, valuation and amortization periods of intangible asset, and  valuation and impairment of goodwill.

Reclassification

Certain amounts in the 2009 consolidated financial statements have been reclassified to conform to the 2010 presentation. Such reclassifications had no effect on the reported net loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. During the year ended December 31, 2010, the Company has not reached bank balances exceeding the FDIC insurance limit. While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden failure of such financial institutions. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2010 to December 31, 2010:

	Conversion feature derivative liability	Warrant liability
Balance at January 1, 2010	$67,147	$—
Recognition of derivative liability	1,973,938	2,243,759
Extinguishment of derivative liability upon conversion of debt to equity	(66,280)	—
Change in fair value included in earnings	1,128,091	1,362,160
Balance at December 31, 2010	$3,102,896	$3,605,919

Total derivative liabilities at December 31, 2010 amounted to $6,708,815.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2010 and 2009. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the convertible debentures at December 31, 2010 and 2009, approximate their respective fair value based on the Company’s incremental borrowing rate.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the relevant accounting standards.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15,  “Impairment or Disposal of Long-Lived Assets” . The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. In September 2010, the Company decided to discontinue the operations of SD Acquisition Corp. because of the disappointing performance and negative results of its most recent fantasy league event in August 2010. Accordingly, during the year ended December 31, 2010, the Company has determined that an adjustment to the carrying value of goodwill was required. The Company recorded an impairment of goodwill of $1,043,038 included in loss from discontinued operations in the accompanying statement of operations. The Company recorded a loss on abandonment of assets of $39,927 due to the abandonment of property and equipment of $31,418 and rental security deposit of $8,509 in connection to our previous office space located in New York.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.  The adoption had no effect on the Company’s consolidated financial statements.

Stock Based Compensation

In December 2004, the Financial Accounting Standards Board, or FASB, issued FASB ASC Topic 718: Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under ASC 718. Upon adoption of ASC 718, the Company elected to value employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company’s common stock, the expected dividend yield of our stock, the expected life of the options and the risk free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant. For the years ended December 31, 2010 and 2009, the Company did not grant any stock options.

Subsequent Events

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the financial statements for the year ended December 31, 2010, subsequent events were evaluated by the Company as of the date on which the consolidated financial statements for the year ended December 31, 2010, were available to be issued.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Advertising Expense

The Company follows the policy of charging advertising and promotions to expense as incurred.  Advertising expense was $1,676 and $5,665 for the years ended December 31, 2010 and 2009, respectively.  Such expense relates to the discontinued operations and is included in the loss from discontinued operations.

Net Loss per Common Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive.  At December 31, 2010, the Company has 41,000,000 outstanding warrants and 38,000,000 shares equivalent issuable pursuant to embedded conversion features. There were no dilutive common stock equivalents as of December 31, 2009.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements” an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.”  This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances, and settlements.  ASU No. 2010-06 is effective for the Company for interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

 In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s consolidated financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.   ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern.  At December 31, 2010, the Company had an accumulated deficit of approximately $36 million, and a working capital deficiency of $6,893,807.  Additionally, for the year ended December 31, 2010, the Company incurred net losses of $11,579,406 and had negative cash flows from operations in the amount of $806,061. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering.  While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect.

NOTE 3 – NOTE RECEIVABLE

During the first quarter of 2010, the Company entered into a secured 6% demand promissory note (the “Demand Note”) with RootZoo, Inc. (“RZ”).  RZ owned and operated a website www.rootzoo.com, focused upon providing social networking to sports fans, statistics and commentary to the sports community. During the fourth quarter of 2009 the Company had entered into negotiations with the then fifty (50%) percent owner of the common stock of RZ and one of its then two directors (the “RZ Part Owner”) to acquire RZ pursuant to an Asset Purchase Agreement (the “RZ Acquisition”), but negotiations for the RZ Acquisition broke down and have since been terminated. As a result of the discontinuance of all negotiations for the RZ Acquisition, the Company elected to foreclose on its loan and to acquire the RZ business under its foreclosed loan agreement. On May 15, 2010 the Company demanded repayment of all outstanding amounts under the Demand Note. On June 6, 2010, RZ entered into a Peaceful Possession Letter Agreement with the Company pursuant to which RZ granted the Company all rights of possession in and to the collateral which secures the Demand Note, representing substantially all of the assets of RZ in partial satisfaction with the Demand Note debt. Subsequently the Company, through an Assignment Agreement, assigned the rights and possession of the collateral to its subsidiary, RZ Acquisition Corp. Following termination of negotiations, all of the persons associated with the development of the RZ business resigned. RZ presently has no employees or others who perform services necessary to maintain and develop RZ business successfully. Due to the termination of negotiations, the Company believes that the assets of RZ has no value and worthless. Consequently, the Company recorded a total impairment loss of $173,257 which represents the principal amount of $171,100 and interest receivable of $2,157 in connection with the secured 6% demand promissory note agreement. Such amount is included in the accompanying statements of operations under general and administrative expenses.

NOTE 4 – DERIVATIVE LIABILITIES

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40,  Derivatives and Hedging – Contracts in an Entity’s Own Stock . The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price ("down-round" provisions). Warrants with such provisions will no longer be recorded in equity and would have to be reclassified to a liability. The Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted.

Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

ASC Topic 815 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the Issue is applied. The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. If an instrument is classified as debt, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded on the statement of operations in each reporting period. The Company did not have outstanding instruments with down-round provisions as of the beginning of fiscal 2009 thus no adjustment will be made to the opening balance of retained earnings.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 4 – DERIVATIVE LIABILITIES (continued)

In connection with the issuance of the 6% Senior Convertible Debentures, the Company has determined that the terms of the convertible debenture include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company until the 18 month anniversary of such convertible debenture. Accordingly, the convertible instrument is accounted for as a liability at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized a derivative liability of $ $6,708,815 and $67,147 at December 31, 2010 and December 31, 2009, respectively. Derivative liability expense and the loss resulting from the increase in fair value of this convertible instrument was $3,260,076 and $2,490,252 for the year ended December 31, 2010. The gain resulting from the decrease in fair value of this convertible instrument was $233 for the year ended December 31, 2009.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

	December 31, 2010	December 31, 2009

Expected volatility	184% - 236%	231%
Expected term	1.20-5 Years	2 Years
Risk-free interest rate	0.27%-2.62%	0.77%-1.14%
Expected dividend yield	0%	0%

NOTE 5 – CONVERTIBLE DEBENTURES

On December 17, 2009, to obtain funding for working capital, the Company entered into securities purchase agreement with an accredited investor pursuant to which the Company agreed to issue its 6% Senior Convertible Debentures for an aggregate purchase price of $75,000.  The Debenture bears interest at 6% per annum and matures twenty-four months from the date of issuance.  The Debenture will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (i) $0.05 per share or (ii) until the eighteen (18) months anniversary of the Debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of the Company’s equity and/or convertible debt securities paid by investors after the date of the Debenture. On February 4, 2010, the Company amended the terms of this agreement (see note below).

On February 4, 2010 the Company entered into securities purchase agreement with an accredited investor pursuant to which the Company agreed to issue $200,000 of its 6% convertible debentures for an aggregate purchase price of $200,000. The Debenture bears interest at 6% per annum and matures twenty-four months from the date of issuance. The Debenture is convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (i) $0.05 per share or (ii) until the eighteen (18) months anniversary of the Debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of the Company’s equity and/or convertible debt securities paid by investors after the date of the Debenture.  In connection with the Agreement, the Investor received a warrant to purchase 4,000,000 shares of the Company’s common stock. The Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.05, subject to adjustment in certain circumstances. The Investor may exercise the Warrant on a cashless basis if the Fair Market Value (as defined in the Warrant) of one share of common stock is greater than the Initial Exercise Price. In accordance with ASC 470-20-25, the convertible debentures were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. These convertible debentures were fully convertible at the issuance date thus the value of the beneficial conversion and the warrants were treated as a discount on the 6% Senior Convertible debentures and were valued at $200,000 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility of 219%; risk-free interest rate of 2.29% and an expected holding period of five years. The Company paid a legal fee of $12,500 in connection with this debenture. Accordingly, the Company recorded debt issuance cost of $12,500 which will be amortized over the term of the debenture. As of December 31, 2010, amortization of debt issuance cost amounted to $5,731 and is included in interest expense. As a result of the Merger with EClips Media on March 16, 2010, the new conversion price of this debenture is equivalent to $0.025 and the warrants increased to 8,000,000 shares of the Company’s common stock.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 5 – CONVERTIBLE DEBENTURES (continued)

On February 4, 2010, the Company amended the 6% Senior Convertible Debentures agreement dated December 17, 2009 with a principal amount of $75,000.  Pursuant to the terms of the original agreement, the investor was granted the right to receive the benefit of any more favorable terms or provisions provided to subsequent investors for a period of 18 months following the closing of the transaction.  As a result of the issuance of the $200,000 note payable above, the investor was issued a Debenture in the aggregate principal amount of $75,000 and received a warrant to purchase 1,500,000 shares of the Company’s common stock on the same terms and conditions as previously described.  The original Debenture was cancelled. These warrants were treated as an additional discount on the 6% Senior Convertible debentures amounting to $7,610 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility of 219%; risk-free interest rate of 2.29% and an expected holding period of five years. As a result of the Merger with EClips Media on March 16, 2010, the new conversion price of this debenture was equivalent to $0.025 and the warrants increased to 3,000,000 shares of the Company’s common stock. During 2010, in a private equity transaction, a shareholder of the Company transferred 3,000,000 shares of the Company’s common stock he owned to the holder of this Senior Convertible Debentures amounting to $75,000. As a result of this private equity transaction and pursuant to a release notice agreement, the Company was released from this Senior Convertible Debentures. During fiscal 2010, the Company cancelled such debenture and recognized capital contribution of $75,000 to additional paid in capital. Additionally, during fiscal 2010, the Company has reclassified $66,280 of derivative liabilities to additional paid in capital related to the release and extinguishment of this convertible debenture.

Between March 2010 and June 2010, the Company entered into securities purchase agreements with accredited investors pursuant to which the Company agreed to issue an aggregate of $750,000 of its 6% Senior Convertible Debentures with the same terms and conditions of the debentures issued on February 4, 2010. In connection with the Agreement, the Investors received warrants to purchase 30,000,000 shares of the Company’s common stock. The Warrants are exercisable for a period of five years from the date of issuance at an initial exercise price of $0.025, subject to adjustment in certain circumstances. In accordance with ASC 470-20-25, the convertible debentures were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. These convertible debentures were fully convertible at the issuance date thus the value of the beneficial conversion and the warrants were treated as a discount on the 6% Senior Convertible debentures and were valued at $750,000 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility of 211%; risk-free interest rate of 2.43% and an expected holding period of five years.

On March 16, 2010, the Company filed the Definitive Schedule 14C with the SEC notifying its stockholders that on March 2, 2010, a majority of the voting capital stock of the Company took action in lieu of a special meeting of stockholders authorizing the Company to enter into the Merger Agreement with its newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc., a Delaware corporation for the purpose of changing the state of incorporation of the Company to Delaware from Florida. Pursuant to the Merger Agreement, the Company merged with and into EClips Media with EClips Media continuing as the surviving corporation on April 21, 2010.  As a result of the Merger with EClips Media, the outstanding 6% convertible debentures of the Company were assumed by EClips Media and converted into outstanding 6% convertible debentures of EClips Media. All options and rights to acquire the Company’s Common Stock, and all outstanding warrants or rights outstanding to purchase the Company’s Common Stock, automatically converted into equivalent options, warrants and rights to purchase two (2) times the number of shares of EClips Media Common Stock at fifty (50%) percent of the exercise, conversion or strike price of such converted options, warrants and rights.

At December 31, 2010 and December 31, 2009, convertible debentures consisted of the following:

	December 31, 2010	December 31, 2009
Long-term convertible debentures	$950,000	$75,000

Less: debt discount	(632,708)	(67,380)

Long-term convertible debentures – net	$317,292	$7,620

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 5 – CONVERTIBLE DEBENTURES (continued)

Total amortization of debt discounts for the convertible debentures amounted to $392,292 for the year ended December 31, 2010, and is included in interest expense. Accrued interest as of December 31, 2010 amounted to $42,916.

In accordance with  ASC Topic 815 “Derivatives and Hedging”, these convertible debentures include a down-round provision under which the conversion price could be affected by future equity offerings (see Note 5). Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

NOTE 6 - STOCKHOLDERS’ DEFICIT

Capital Structure

On March 16, 2010, the Company filed the Definitive Schedule 14C with the SEC notifying its stockholders that on March 2, 2010, a majority of the voting capital stock of the Company took action in lieu of a special meeting of stockholders authorizing the Company to enter into the Merger Agreement with its newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc., a Delaware corporation for the purpose of changing the state of incorporation of the Company to Delaware from Florida. Pursuant to the Merger Agreement, the Company merged with and into EClips Media with EClips Media continuing as the surviving corporation on April 12, 2010.

On the effective date of the Merger, (i) each issued and outstanding share of Common Stock of the Company shall be converted into two (2) shares of EClips Media Common Stock, (ii) each issued and outstanding share of Series D Preferred Stock of the Company shall be converted into two (2) shares of EClips Media Series A Preferred Stock and (iii) the outstanding share of EClips Media Common Stock held by the Company shall be retired and canceled and shall resume the status of authorized and unissued EClips Media Common Stock. All shares and per share values are retroactively stated at the effective date of merger. Except as otherwise noted, amounts set forth as of December 31, 2010 reflects the effect of the merger.

The authorized capital of EClips Media consists of 750,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share of which 3,000,000 shares have been designated as series A Preferred Stock.

Preferred stock

Each share of Series A Preferred Stock is convertible into one share each of common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of the Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  In the event of a  liquidation, dissolution or winding up of the business, the holders of the Series A Preferred Stock would have preferential payment and distribution rights over the Company’s common stock and any other class or series of capital stock whose terms expressly provide that the holders of the Series A Preferred Stock should receive preferential payment with respect to such distribution.

On February 13, 2009, the Company issued 3,000,000 shares of the restricted Preferred Stock to Benjamin C. Croxton, the Company’s prior Chief Executive Officer. The Company exchanged the shares for an assignment of accrued vacation pay and back salary in the amount of $8,257 due to Mr. Croxton. The issuance of the restricted Preferred Stock and the consideration received by the Company were approved by the Board of Directors at a meeting on February 10, 2009. The shares of restricted Preferred Stock were issued in a private transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These shares were sold in a private equity transaction in late December 2009, resulting in a change in ownership.

On May 7, 2009, 200,000 shares of preferred stock were converted to 734,908 shares of restricted common stock at the request of the holders. The shares were valued at par and recorded to additional paid-in capital, with no effect on operations.

On June 29, 2009, 200,000 shares of preferred stock were converted to 318,472 shares of restricted common stock at the request of the holders. The shares were valued at par and recorded to additional paid-in capital, with no effect on operations.

Common stock

The Company has regularly issued shares for cash. The Company has issued 200,200 common shares for $286,512 for the year ended December 31, 2009.

The Company has issued shares to consultants and other service providers. The Company valued these shares at the fair market value on the date of grant. Shares are normally for settlement of fees for services provided and accordingly are expensed at the time of grant. Total shares issued were 24,980,090 for the year ended December 31, 2009. The shares were valued at the fair market value for a total of $725,816.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 6 - STOCKHOLDERS’ DEFICIT (continued)

The Company issued 100,000,000 shares of its common stock on September 15, 2009. The Company issued the Shares in exchange for forgiveness of accrued salary in the amount of $50,000 due to a Company employee. The Shares were issued pursuant to the transaction exemption from registration in Section 4(2) of the Securities Act of 1933. The Shares were issued to an affiliated person who is a sophisticated investor. The shares were valued at the fair market value of the shares at $120,500, representing an additional $70,500 of stock-based compensation, recognized for the year ending December 31, 2009. These shares were sold in a private equity transaction in late December 2009, resulting in a change in ownership.

In connection with the Seller Agreement, the Company and Seller entered into a release pursuant to which in consideration for the termination of Seller’s employment agreement, dated January 31, 2006, the Company issued to Seller 2,200,000 shares of the Company’s common stock. Furthermore, upon closing, the Company shall transfer to Seller or Seller’s designee, all of the capital stock of Pure Air Technologies, Inc., Hydrogen Safe Technologies, Inc., World Energy Solutions Limited and Advanced Alternative Energy, Inc. and the Company shall execute an Option Agreement with Seller for the purchase of H-Hybrid Technologies, Inc. within a five-year period from closing. The Company valued these common shares at the fair market value on the date of grant at $55,000 and recorded as stock based compensation, included in operating expenses during the year ended December 31, 2009.

On February 4, 2010, the Company entered into a Consulting Agreement with Colonial Ventures, LLC (the “Consultant”), a company controlled by former CEO of the Company. Pursuant to the Agreement, the Company shall pay Consultant $10,000 per month during the term of the Agreement. The Company issued 10,000,000 (post-merger) shares pursuant to this consulting agreement, 50% of which vested upon execution of the Agreement and the remaining 50% of which will vest on the one year anniversary of the Agreement as long as the Consultant is still engaged by the Company and Designated Person is still serving as chief executive officer or as a member of the board of directors of the Company. The Company valued these common shares at the fair market value on the date of grant of $575,000.  On December 13, 2010, the Company’s Consulting Agreement with Colonial Ventures, LLC was amended by cancelling certain unvested shares issued to or on behalf of the Consultant as compensation.  As a result 5,000,000 shares of the Company’s common stock have been returned for cancellation. In connection with the issuance of these shares during the year ended December 31, 2010, the Company recorded stock based compensation of $575,000. In connection with the return of the 5,000,000 shares of common stock, the Company recorded such cancellation of shares at par value. As of December 31, 2010, such consulting agreement has been terminated by the Company.

On February 5, 2010 the Company issued an aggregate of 6,000,000 shares (12,000,000 post-merger) of the Company’s common stock of the Company to two persons for consulting services rendered. The Company valued these common shares at the fair market value on the date of grant at $0.115 per share or $690,000. In connection with the issuance of these shares during the year ended December 31, 2010, the Company recorded stock based consulting of $690,000.

On April 15, 2010 the Company issued an aggregate of 22,388,354 shares of the Company’s common stock of the Company to two consultants for consulting services rendered. The Company valued these common shares at the fair market value on the date of grant at $1,920,000. In connection with the issuance of these shares during the year ended December 31, 2010, the Company recorded stock based consulting of $1,920,000.

On June 21, 2010, in connection with the Asset Purchase Agreement with BIG, the Company issued 20,000,000 shares of common stock valued at $0.04 per share or $800,000. The Company valued these common shares at the fair market value on the date of grant (see Note 1). These shares were cancelled in December 2010 in connection with the Spinoff agreement.

Pursuant to an Employment Agreement dated on June 21, 2010 the Company issued 10,000,000 shares of common stock to the Company’s former Chief Executive Officer. The Company valued these common shares at the fair market value on the date of grant at $0.04 per share or $400,000. In connection with the issuance of these shares during the year ended December 31, 2010, the Company recorded stock based compensation of $400,000. These shares were cancelled in December 2010 in connection with the Spinoff agreement.

In July 2010, in connection with the sale of the Company’s common stock, the Company issued 1,500,000 shares of common stock for net proceeds of approximately $75,000.

In December 2010, the Company entered into a spin off agreement (the “Spinoff”) with SD Acquisition Corp. (“SD”), Brand Interaction Group, LLC (“BIG”) and Mr. Eric Simon, the Company’s former CEO, pursuant to which the Company will return the Superdraft business to Mr. Simon by exchanging 100% of the issued and outstanding capital stock of SD which owned and operated the Superdraft business, for the cancellation of 30,000,000 shares of the Company owned by Mr. Simon and BIG, the cancellation of the Asset Purchase Agreement and Employment Agreement entered into between the Company, Mr. Simon and BIG in June 2010. The Company recorded the cancellation of the 30,000,000 shares of common stock at par value in accordance with ASC 505 – 30 “Treasury stock”.

During 2010, in a private equity transaction, a shareholder of the Company transferred 3,000,000 shares of the Company’s common stock he owned to the holder of this Senior Convertible Debentures amounting to $75,000. As a result of this private equity transaction and pursuant to a release notice agreement, the Company was released from this Senior Convertible Debentures. During fiscal 2010, the Company cancelled such debenture and recognized capital contribution of $75,000 to additional paid in capital.

Stock Warrants

In connection with the 6% convertible debentures issued between February 2010 and June 2010, the Company granted warrants to purchase 41,000,000 shares of common stock at an exercise price of $0.025 per share. These warrants are exercisable for a period of five years from the date of issuance. These warrants were treated as a debt discount on the 6% Senior Convertible debentures and were valued at $957,620 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility ranging from 184% to 219%; risk-free interest rate from 2.03% to 2.62% and an expected holding period of five years.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 6 - STOCKHOLDERS’ DEFICIT (continued)

A summary of the status of the Company's outstanding stock warrants as of December 31, 2010 and 2009 and changes during the periods then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at December 31, 2008	-	$-
Granted	-	-
Exercised/Forfeited	-	-
Balance at December 31, 2009	-	$-
Granted	41,000,000	0.025
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2010	41,000,000	$0.025

Warrants exercisable at end of year	41,000,000	$0.025
Weighted average fair value of warrants granted during the year		$0.06

The following table summarizes the Company's stock warrants outstanding at December 31, 2010:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2010	Weighted Average Exercise Price
$0.025	41,000,000	4.31 Years	$0.025	41,000,000	$0.025
	41,000,000		$0.025	41,000,000	$0.025

NOTE 7 - RELATED PARTY TRANSACTIONS

On February 4, 2010, the Company entered into a Consulting Agreement with Colonial Ventures, LLC (the “Consultant”), a company controlled by former CEO/director of the Company. Pursuant to the Agreement, the Company shall pay Consultant $10,000 per month during the term of the Agreement. The Company issued 10,000,000 post-merger shares pursuant to this consulting agreement, 50% of which vested upon execution of the Agreement and the remaining 50% of which will vest on the one year anniversary of the Agreement as long as the Consultant is still engaged by the Company and Designated Person is still serving as chief executive officer or as a member of the board of directors of the Company. The Agreement has an initial term of two years from the date of execution and shall automatically renew on a year-to-year basis unless either party gives notice of non-renewal to the other party at least sixty days prior to the date of the Agreement. During the year ended December 31, 2010, the Company paid $80,000 in cash to this consultant.  Compensation in the amount of $10,000 was recorded to additional paid-in capital for contributed services provided by such consultant in September 2010. On December 13, 2010, the Company’s Consulting Agreement with Colonial Ventures, LLC was amended by cancelling certain unvested shares issued to or on behalf of the Consultant as compensation.  As a result 5,000,000 shares of the Company’s common stock have been returned for cancellation. As of December 31, 2010, such consulting agreement has been terminated by the Company.

During the year ended December 31, 2010, the Company paid leasehold improvements and rent of $14,025 and $12,486, respectively on a facility lease by a formerly affiliated company for which our former CEO/director, Greg Cohen, is the President. Greg Cohen served as the Company’s Director until December 31, 2010.

NOTE 8 – COMMITMENTS

Consulting Agreement

On June 24, 2010 the Company engaged Brooke Capital Investments, LLC (“Brooke”) to perform certain investor relations, branding and media relations services for the Company for a 12 month period (the “Consulting Agreement”). The Company shall pay to Brooke an amount equal to $150,000, in cash, on the date of execution of this Agreement. This Agreement may not be terminated during the term and under no circumstance is Brooke under any obligation to return all or any portion of the Consulting Fee to the Company. In connection with this consulting agreement during the year ended December 31, 2010, the Company recorded investor relations expense of $77,500 and prepaid expense of $72,500 to be amortized over the term of this agreement.

Pursuant to the compensation plan for the Company’s non-employee directors, the Company has undertaken to pay each non-executive director $1,000 per month in cash and reimburse each director for reasonable expenses incurred in connection with services provided to the Company. Furthermore, each director shall be issued such number of shares of the Company’s common stock having an aggregate market value equal to $2,000 for each meeting of the Board of Directors of the Company attended in person or telephonically. The value of such shares of common stock to be issued shall be based on the average high and low bid price of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board or any national securities exchange on the trading day immediately prior to the date of such meeting. The Company has recorded director fees of $32,500 during the year ended December 31, 2010 and is included in consulting fees in the accompanying consolidated statements of operations. At December 31, 2010, accrued directors’ fee amounted to $23,500 and is included in accrued expenses in the accompanying consolidated balance sheet.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $19.8 million at December 31, 2010, expiring through the year 2030. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after certain ownership shifts.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 9 – INCOME TAXES (continued)

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the year ended December 31, 2010 and 2009:

	2010	2009
Tax benefit computed at "expected" statutory rate	$(3,936,998)	$(838,800)
State income taxes, net of benefit	(62,996)	(74,200)
Permanent differences	3,811,660	73,200
Increase in valuation allowance	188,334	839,800
Net income tax benefit	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	December 31, 2010	December 31, 2009
Deferred tax assets:
Net operating loss carryforward	$7,812,134	$7,630,800
Other	-	7,000
Total deferred tax assets	$7,812,134	$7,637,800

Deferred tax liabilities:
Book basis of property and equipment in excess of tax basis	$-	$14,000
Total deferred tax liabilities	$-	$14,000

Net deferred tax asset before valuation allowance	$7,812,134	$7,623,800
Less: valuation allowance	(7,812,134)	(7,623,800)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2010 and 2009, due to the uncertainty of realizing the deferred income tax assets.  The valuation allowance was increased by $188,334.

NOTE 10 – SUBSEQUENT EVENTS

In January 2011, the Company issued 219,863 shares in connection with the payment of accrued directors’ fee of $10,000. The Company valued these common shares at the fair market value on the date of grants at approximately $0.04 per share or $10,000.

In January 2011, two note holders (the “Assignors”) of the Company’s 6% convertible debentures entered into an Assignment agreement with an unrelated party (the “Assignee”) whereby the Assignors assigned a total principal amount of $250,000 of the convertible debentures (the “Assigned Debenture”) and 5,000,000 warrants (the “Assigned Warrants”)(the Assigned Debenture and the Assigned Warrants collectively, the  “Assigned Securities”). The Assignee purchased the Assigned Securities for $300,000. Contemporaneously with the closing of this agreement, the Assignee converted the Assigned Debenture into shares of the Company’s common stock and exercised the Assigned Warrants for total net proceeds of $125,000 to the Company. The Company issued 10,000,000 shares in connection with the conversion of the Assigned Debenture and 5,000,000 shares in connection with the exercise of the Assigned Warrants. The fair value of such shares issued amounted to $0.025 per share.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 10 – SUBSEQUENT EVENTS (continued)

In March 2011, the Company entered into a Settlement and Release Agreement (the “Agreement”) with an unrelated party whereby the Company settled the amounts due to the unrelated party for past legal services provided amounting to approximately $15,000 and certain lease payments in connection with the Company’s previous headquarters in Florida amounting to approximately $28,000 which amounts are included in the liabilities of discontinued operations in the accompanying consolidated balance sheet as of December 31, 2010. Pursuant to this agreement, the Company shall pay $15,000 to release the Company from further obligation including the termination of the lease in Florida.

Between January 2011 and March 2011, BIG has paid approximately $47,500 in connection with the spinoff agreement and such amount reduces the principal balance of the outstanding convertible debentures from the Company’s holders.

SILVER HORN MINING LTD. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$470,440	$94,053
Prepaid expenses	76,704	85,542
Debt issuance cost - current portion	3,643	6,249

Total Current Assets	550,787	185,844

Debt issuance cost - long term portion	-	520

Total Assets	$550,787	$186,364

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$355,122	$215,195
Convertible debentures, net of debt discount	286,103	-
Derivative liabilities	15,064,709	6,708,815
Liabilities of discontinued operations	112,397	155,641

Total Current Liabilities	15,818,331	7,079,651

LONG-TERM LIABILITIES:
Convertible debentures, net of debt discount	-	317,292

Total Liabilities	15,818,331	7,396,943

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value; 10,000,000 authorized
Series A, 3,000,000 issued and outstanding	300	300
Series B, none issued and outstanding	-	-
Series C, none issued and outstanding	-	-
and outstanding, respectively
Common stock; $.0001 par value; 750,000,000 shares
authorized; 211,833,555 and 170,613,692 shares issued
and outstanding, respectively	21,183	17,061
Additional paid-in capital	35,272,074	28,831,876
Accumulated deficit	(50,561,101)	(36,059,816)

Total Stockholders' Deficit	(15,267,544)	(7,210,579)

Total Liabilities and Stockholders' Deficit	$550,787	$186,364

See accompanying notes to unaudited consolidated financial statements.

SILVER HORN MINING LTD. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

					Period from
					Inception of
					Exploration stage
					(April 25, 2011)
	Three Months Ended		Six Months Ended		through
	June 30,		June 30,		June 30,
	2011	2010	2011	2010	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$-	$-	$-	$-	$-

Operating expenses:
Payroll expense and stock based compensation	106,033	508,798	115,033	867,292	98,033
Exploration cost	61,620	-	61,620	-	61,620
Impairment of mineral rights	500,000	-	500,000	-	500,000
Professional and consulting	145,279	1,932,300	264,094	2,698,986	145,279
General and administrative expenses	53,585	256,592	69,422	275,394	45,742

Total operating expenses	866,517	2,697,690	1,010,169	3,841,672	850,674

Loss from operations	(866,517)	(2,697,690)	(1,010,169)	(3,841,672)	(850,674)

Other income (expense)
Gain from settlement of debt	-	-	28,244	-	-
Interest income (expense), net	(160,348)	(81,522)	(457,179)	(111,531)	(160,348)
Derivative liability expense	-	(2,309,910)	-	(3,260,076)	-
Change in fair value of derivative liabilities	(7,594,470)	2,018,205	(13,062,181)	2,399,047	(7,594,470)

Total other income (expense)	(7,754,818)	(373,227)	(13,491,116)	(972,560)	(7,754,818)

Loss before provision for income taxes	(8,621,335)	(3,070,917)	(14,501,285)	(4,814,232)	(8,605,492)

Provision for income taxes	-	-	-	-	-

Loss from continuing operations	(8,621,335)	(3,070,917)	(14,501,285)	(4,814,232)	(8,605,492)

Loss from discontinued operations, net of tax	-	-	-	(6,934)	-

Net loss	$(8,621,335)	$(3,070,917)	$(14,501,285)	$(4,821,166)	$(8,605,492)

Net loss per common share:
Basic and Diluted	$(0.04)	$(0.02)	$(0.08)	$(0.03)	$(0.04)

	$(0.04)	$(0.02)	$(0.08)	$(0.03)	$(0.04)

Weighted average common shares outstanding	198,366,889	172,536,325	189,985,274	156,718,707	202,924,464

See accompanying notes to unaudited consolidated financial statements.

SILVER HORN MINING LTD. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from
			Inception of
			Exploration stage
			(April 25, 2011)
	Six Months Ended		through
	June 30,		June 30,
	2011	2010	2011
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(14,501,285)	$(4,821,166)	$(8,605,492)

Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	-	1,034	-
Amortization of intangible asset	-	11	-
Amortization of prepaid expenses	96,343	7,058	50,776
Amortization of debt issuance costs	3,126	2,605	1,563
Amortization of debt discount	438,811	98,542	149,957
Impairment of mineral rights	500,000	-	500,000
Impairment loss	-	173,257	-
Derivative liability expense	-	3,260,076	-
Change in fair value of derivative liabilities	13,062,181	(2,399,047)	7,594,470
Stock based consulting	-	2,612,500	-
Stock based compensation expense	83,034	807,292	83,034
Gain from settlement of debt	(28,244)	-	-

(Increase) Decrease in:
Interest receivable	-	(2,157)	-
Prepaid expense	(87,505)	(188,200)	(13,305)
Deposits	-	(8,509)	-

Increase (Decrease) in:
Accounts payable and accrued expenses	149,926	82,319	103,104
Unearned revenue	-	565	-
Liabilities of discontinued operations	(15,000)	-	-
Net cash used in operating activities	(298,613)	(373,820)	(135,891)

Cash flows from investing activities:
Cash acquired in acquisition	-	9,518	-
Cash used in acquisition	-	(110,000)	-
Payment of leasehold improvement	-	(14,025)	-
Purchase of equipment	-	(23,451)	-
Investment in note receivable	-	(171,100)	-
Net cash used in investing activities	-	(309,058)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	550,000	-	550,000
Proceeds from exercise of stock warrants	125,000	-	-
Net proceeds from debentures	-	937,500	-
Net cash provided by financing activities	675,000	937,500	550,000

Net increase (decrease) in cash	376,387	254,622	414,109

Cash, beginning of period	94,053	-	56,331
Cash, end of period	$470,440	$254,622	$470,440

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

Supplemental disclosure of non-cash investing
and financing activities:
Issuance of common stock in connection
with acquisition of business	$-	$800,000	$-
Contributed capital in connection with an extinguishment
of a convertible debenture	$95,000	$-	$31,666
Issuance of Common Stock for convertible debentures	$375,000	$-	$125,000
Issuance of Common Stock for accrued director's fees	$10,000	$-	$-
Reclassification of derivative liability to equity	$4,706,286	$-	$1,511,016

SILVER HORN MINING LTD. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the name “Swifty Carwash & Quick-Lube, Inc.” in the state of Florida on September 25, 1997. On October 22, 1999, the Company changed its name from “Swifty Carwash & Quick-Lube, Inc.” to “SwiftyNet.com, Inc.” On January 29, 2001, the Company changed its name from “SwiftyNet.com, Inc.” to “Yseek, Inc.” On June 10, 2003, the Company changed its name from “Yseek, Inc.” to “Advanced 3-D Ultrasound Services, Inc.”

 The Company merged with a private Florida corporation known as World Energy Solutions, Inc. effective August 17, 2005. Advanced 3D Ultrasound Services, Inc. (“A3D”) remained as the surviving entity as the legal acquirer, and the Company was the accounting acquirer.  On November 7, 2005, the Company changed its name to World Energy Solutions, Inc. (“WESI”). On November 7, 2005, WESI merged with Professional Technical Systems, Inc. (“PTS”).  WESI remained as the surviving entity as the legal acquirer, while PTS was the accounting acquirer. On February 26, 2009, the Company had changed its name to EClips Energy Technologies, Inc. On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” from “EClips Media Technologies, Inc.”.

On March 16, 2010, the Company had filed a definitive information statement on Schedule 14C (the “Definitive Schedule 14C”) with the Securities and Exchange Commission notifying its stockholders that on March 2, 2010, a majority of the voting capital stock of the Company took action in lieu of a special meeting of stockholders authorizing the Company to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with its then newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc., a Delaware corporation (“EClips Media”) for the purpose of changing the state of incorporation of the Company to Delaware from Florida. Pursuant to the Merger Agreement, the Company had merged with and into EClips Media with EClips Media continuing as the surviving corporation on April 21, 2010. On the effective date of the Merger, (i) each issued and outstanding share of common stock of the Company was converted into two (2) shares of EClips Media common stock, (ii) each issued and outstanding share of Series D preferred stock of the Company was converted into two (2) shares of EClips Media Series A preferred stock and (iii) the outstanding shares of EClips Media Common Stock held by the Company were retired and cancelled and resuming the status of authorized and unissued EClips Media common stock. The outstanding 6% convertible debentures of the Company were assumed by EClips Media and converted into outstanding 6% convertible debentures of EClips Media. All options and rights to acquire the Company’s common stock, and all outstanding warrants or rights outstanding to purchase the Company’s common stock, were automatically converted into equivalent options, warrants and rights to purchase two (2) times the number of shares of EClips Media common stock at fifty (50%) percent of the exercise, conversion or strike price of such converted options, warrants and rights. Trading of the Company’s securities on a 2:1 basis commenced May 17, 2010 upon approval of the FINRA. All shares and per share values are retroactively stated at the effective date of merger.

On June 21, 2010, the Company, through its wholly-owned subsidiary SD Acquisition Corp., a New York corporation (“SD”), acquired (the “Acquisition”) all of the business and assets and assumed certain liabilities of Brand Interaction Group, LLC, a New Jersey limited liability company (“BIG”) which is described below. In September 2010, the Company decided to discontinue the operations of SD because of the disappointing performance and negative results of its most recent fantasy league event in August 2010. In December 2010, the Company entered into a spin off agreement (the “Spinoff”) with BIG and Mr. Eric Simon, the Company’s former CEO, pursuant to which the Company returned the Superdraft business to Mr. Simon by exchanging 100% of the issued and outstanding capital stock of SD which owned and operated the Superdraft business, for the cancellation of 30,000,000 shares of the Company owned by Mr. Simon and BIG, the cancellation of the Asset Purchase Agreement and Employment Agreement entered into between the Company, Mr. Simon and BIG in June 2010.

Under the Agreement BIG is obligated to make payments for a total of $95,000 directly to certain holders of the Company’s outstanding convertible debentures in order to retire, or reduce, on a dollar for dollar basis, amounts due and payable by the Company to such holders. In connection with the foregoing, BIG entered into a six month promissory note for $95,000 with the Company’s debenture holders, payable in six equal monthly installments on the first day of each succeeding calendar month in the amount of $15,833 with the first payment due in January 2011. Between January 2011 and June 2011, BIG has paid approximately $95,000 in connection with the spinoff agreement and such amount reduced the principal balance of the outstanding convertible debentures (see Note 4).

Effective April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” from “EClips Media Technologies, Inc.”.  The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging a newly-formed, wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. Following the subsidiary merger, the Company intends to focus its efforts on mining and resources, principally silver exploration and production. As a result of the Company's focus on mineral exploration, the Company is considered an exploration stage company.

EXPLORATION STAGE COMPANY

The Company has been in the exploration stage since April 25, 2011 and has not yet realized any revenues from its planned operations. The Company intends to focus on acquiring and exploring natural resource properties. Accordingly, the Company is an exploration stage company as defined in ASC 915 “Development Stage Entities”.

Discontinued Operations

The Company’s former operations were developing and manufacturing products and services, which reduce fuel costs, save power & energy and protect the environment. The products and services were made available for sale into markets in the public and private sectors. In December 2009, the Company discontinued these operations and disposed of certain of its subsidiaries, and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation.  Additionally, in September 2010, the Company decided to discontinue the operations of SD Acquisition Corp. because of the disappointing performance and negative results of its most recent fantasy league event in August 2010.

The remaining liabilities of discontinued operations are presented in the balance sheet under the caption “Liabilities of discontinued operation” and relates to the discontinued operations of developing and manufacturing of energy saving and fuel efficient products and services.  The carrying amounts of the major classes of these liabilities as of June 30, 2011 and December 31, 2010 are summarized as follows:

	June 30,	December 31,
	2011	2010
Assets of discontinued operations	$-	$-
Liabilities
Accounts payables and accrued expenses	$(112,397)	$(155,641)
Liabilities of discontinued operations	$112,397	$155,641

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).  The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation. These financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes as of and for the year ended December 31, 2010, included in the Company’s Form 10-K at  December 31, 2010.

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of June 30, 2011, and the results of operations and cash flows for the six months ending June 30, 2011 have been included. The results of operations for the six months ending June 30, 2011 are not necessarily indicative of the results to be expected for the full year.

FASB Accounting Standards Codification

The issuance by the FASB of the Accounting Standards CodificationTM (the “Codification”) on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, the Codification officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the Securities and Exchange Commission or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create the Codification became superseded. Instead, references to standards consist solely of the number used in the Codification’s structural organization.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, and debt discount.

Reclassification

Certain amounts in the 2010 consolidated financial statements have been reclassified to conform to the 2011 presentation. Such reclassifications had no effect on the reported net loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of six months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. During the six months ended June 30, 2011, the Company has not reached bank balances exceeding the FDIC insurance limit. While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden failure of such financial institutions. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2011 to June 30, 2011:

	Conversion feature derivative liability	Warrant liability
Balance at January 1, 2011	$3,102,896	$3,605,919
Extinguishment of derivative liability upon conversion of debt to equity	(3,721,920)	(990,215)
Change in fair value included in earnings	5,702,054	7,365,975
Balance at June 30, 2011	$5,083,030	$9,981,679

Total derivative liabilities at June 30, 2011 amounted to $15,064,709.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of June 30, 2011 and December 31, 2010. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the convertible debentures at June 30, 2011 and December 31, 2010, approximate their respective fair value based on the Company’s incremental borrowing rate.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the relevant accounting standards.

Prepaid Expenses

Prepaid expenses of $76,704 and $85,542 at June 30, 2011 and December 31, 2010, respectively, include prepayments of insurance, public relation services and other administrative expenses which are being amortized over the terms of the agreements.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15,  “Impairment or Disposal of Long-Lived Assets” . The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the six months ended June 30, 2011, the Company recorded impairment of mineral rights of $500,000. Management has performed an impairment analysis as of June 30, 2011 and determined such cost is not recoverable and exceeds fair value. In addition the Company has not identified proven and probable reserves in its mineral properties.

Mineral Property Acquisition and Exploration Costs

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the six months ended June 30, 2011, the Company incurred exploration cost of $61,620. As of June 30, 2011, the Company has yet to establish proven or probable reserves on any of its mineral properties.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated condensed financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

Net Loss per Common Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive.  At June 30, 2011, the Company has 36,000,000 outstanding warrants, 30,000,000 outstanding options and 19,200,000 shares equivalent issuable pursuant to embedded conversion features. The Company has 41,000,000 outstanding warrants and 41,000,000 shares equivalent issuable pursuant to embedded conversion features at June 30, 2010.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements” an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.”  This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances, and settlements.  ASU No. 2010-06 is effective for the Company for interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s consolidated financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.     ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern.  At June 30, 2011, the Company had an accumulated deficit of approximately $50.6 million, and a working capital deficiency of $15,267,544.  For the six months ended June 30 2011, the Company incurred net losses of $14,501,285 and had negative cash flows from operations in the amount of $298,613. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering.  While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect.

NOTE 3 – MINERAL CLAIMS

THE 76 PROPERTY

The 76 Property is located in Yavapai County, Arizona, 50 miles northwest of Pheonix, Arizona.  The property consists of 36 federal unpatented lode mining claims on Bureau of Land Management (“BLM”) land totaling 720 acres that the Company acquired pursuant to a quitclaim deed that was purchased from Can-Am Gold Corp. for $10.00 on April 26, 2011 (see Note 8).  To maintain the mining claims in good standing, the Company must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140 per claim per year, plus an annual fee of $10 per claim per year to Yavapai County.  The Company is currently planning an exploration program consisting of sampling, mapping and assaying to determine potential targets for drilling and further development. The 76 Property does not currently have any reserves.  All activities undertaken and currently proposed at the 76 Property are exploratory in nature.

THE COD PROPERTY

The COD Property is located in Mohave County, Arizona, 7 miles southwest of Chloride, Arizona.  The property consists of 14 federal unpatented lode mining claims on BLM land totaling 280 acres.  The Company filed the claims with the BLM on July 1, 2011.  To maintain the mining claims in good standing, the Company must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140 per claim per year, plus an annual fee of $10 per claim per year to Mohave County.  The Company is currently planning an exploration program consisting of sampling, mapping and assaying to determine potential targets for drilling and further development. The COD Property does not currently have any reserves.  All activities undertaken and currently proposed at the COD Property are exploratory in nature.

NOTE 4 – DERIVATIVE LIABILITIES

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40,  Derivatives and Hedging – Contracts in an Entity’s Own Stock . The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions will no longer be recorded in equity and would have to be reclassified to a liability. The Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted.

Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

ASC Topic 815 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the Issue is applied. The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. If an instrument is classified as debt, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded on the statement of operations in each reporting period. The Company did not have outstanding instruments with down-round provisions as of the beginning of fiscal 2009 thus no adjustment will be made to the opening balance of retained earnings.

In connection with the issuance of the 6% Senior Convertible Debentures, the Company has determined that the terms of the convertible debenture include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company until the 18 month anniversary of such convertible debenture. Accordingly, the convertible instrument is accounted for as a liability at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized a derivative liability of $15,064,709 and $6,708,815 at June 30, 2011 and December 31, 2010, respectively. The loss resulting from the increase in fair value of this convertible instrument was $13,062,181 for the six months ended June 30, 2011. Derivative liability expense and the gain resulting from the decrease in fair value of this convertible instrument was $3,260,076 and $2,399,047 for the six months ended June 30, 2010. During the six months ended June 30, 2011, the Company reclassified $4,706,286 of the derivative liability to paid-in capital due to the payment of convertible debentures and the exercise of certain stock warrants in connection therewith.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

June 30, 2011

Expected volatility	207% - 255%
Expected term	0.60 - 4 Years
Risk-free interest rate	0.30% - 1.76%
Expected dividend yield	0%

NOTE 5 – CONVERTIBLE DEBENTURES

On December 17, 2009, to obtain funding for working capital, the Company entered into securities purchase agreement with an accredited investor pursuant to which the Company agreed to issue its 6% Senior Convertible Debentures for an aggregate purchase price of $75,000.  The Debenture bears interest at 6% per annum and matures twenty-four months from the date of issuance.  The Debenture will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (i) $0.05 per share or (ii) until the eighteen (18) month anniversary of the Debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of the Company’s equity and/or convertible debt securities paid by investors after the date of the Debenture. On February 4, 2010, the Company amended the terms of this agreement (see note below).

On February 4, 2010 the Company entered into securities purchase agreement with an accredited investor pursuant to which the Company agreed to issue $200,000 of its 6% convertible debentures for an aggregate purchase price of $200,000. The Debenture bears interest at 6% per annum and matures twenty-four months from the date of issuance. The Debenture is convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (i) $0.05 per share or (ii) until the eighteen (18) month anniversary of the Debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of the Company’s equity and/or convertible debt securities paid by investors after the date of the Debenture.  In connection with the Agreement, the Investor received a warrant to purchase 4,000,000 shares of the Company’s common stock. The Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.05, subject to adjustment in certain circumstances. The Investor may exercise the Warrant on a cashless basis if the Fair Market Value (as defined in the Warrant) of one share of common stock is greater than the Initial Exercise Price. In accordance with ASC 470-20-25, the convertible debentures were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. These convertible debentures were fully convertible at the issuance date thus the value of the beneficial conversion and the warrants were treated as a discount on the 6% Senior Convertible debentures and were valued at $200,000 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility of 219%; risk-free interest rate of 2.29% and an expected holding period of five years. The Company paid a legal fee of $12,500 in connection with this debenture. Accordingly, the Company recorded debt issuance cost of $12,500 which will be amortized over the term of the debenture. As of June 30 2011, amortization of debt issuance cost amounted to $3,126 and is included in interest expense. As a result of the Merger with EClips Media on March 16, 2010, the new conversion price of this debenture is equivalent to $0.025 and the warrants increased to 8,000,000 shares of the Company’s common stock.

On February 4, 2010, the Company amended the 6% Senior Convertible Debentures agreement dated December 17, 2009 with a principal amount of $75,000.  Pursuant to the terms of the original agreement, the investor was granted the right to receive the benefit of any more favorable terms or provisions provided to subsequent investors for a period of 18 months following the closing of the transaction.  As a result of the issuance of the $200,000 note payable above, the investor was issued a Debenture in the aggregate principal amount of $75,000 and received a warrant to purchase 1,500,000 shares of the Company’s common stock on the same terms and conditions as previously described.  The original Debenture was cancelled. These warrants were treated as an additional discount on the 6% Senior Convertible debentures amounting to $7,610 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility of 219%; risk-free interest rate of 2.29% and an expected holding period of five years. As a result of the Merger with EClips Media on March 16, 2010, the new conversion price of this debenture was equivalent to $0.025 and the warrants increased to 3,000,000 shares of the Company’s common stock. During 2010, in a private equity transaction, a shareholder of the Company transferred 3,000,000 shares of the Company’s common stock he owned to the holder of this Senior Convertible Debentures amounting to $75,000. As a result of this private equity transaction and pursuant to a release notice agreement, the Company was released from this Senior Convertible Debentures. During fiscal 2010, the Company cancelled such debenture and recognized capital contribution of $75,000 to additional paid in capital.

Between March 2010 and June 2010, the Company entered into securities purchase agreements with accredited investors pursuant to which the Company agreed to issue an aggregate of $750,000 of its 6% Senior Convertible Debentures with the same terms and conditions of the debentures issued on February 4, 2010. In connection with the Agreement, the Investors received warrants to purchase 30,000,000 shares of the Company’s common stock. The Warrants are exercisable for a period of five years from the date of issuance at an initial exercise price of $0.025, subject to adjustment in certain circumstances. In accordance with ASC 470-20-25, the convertible debentures were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. These convertible debentures were fully convertible at the issuance date thus the value of the beneficial conversion and the warrants were treated as a discount on the 6% Senior Convertible debentures and were valued at $750,000 to be amortized over the debenture term. The fair value of this warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield of 0%; expected volatility of 211%; risk-free interest rate of 2.43% and an expected holding period of five years.

In January 2011, two note holders (the “Assignors”) of the Company’s 6% convertible debentures entered into an Assignment agreement with an unrelated party (the “Assignee”) whereby the Assignors assigned a total principal amount of $250,000 of the convertible debentures (the “Assigned Debenture”) and 5,000,000 warrants (the “Assigned Warrants”) (the Assigned Debenture and the Assigned Warrants collectively, the  “Assigned Securities”). The Assignee purchased the Assigned Securities for $300,000. Contemporaneously with the closing of this agreement, the Assignee converted the Assigned Debenture into shares of the Company’s common stock and exercised the Assigned Warrants for total net proceeds of $125,000 to the Company. The Company issued 10,000,000 shares in connection with the conversion of the Assigned Debenture and 5,000,000 shares in connection with the exercise of the Assigned Warrants. The fair value of such shares issued amounted to $0.025 per share.

In April 2011, a note holder (the “Assignor”) of the Company’s 6% convertible debentures entered into an Assignment agreement with two unrelated parties (the “Assignees”) whereby the Assignor assigned a total principal amount of $125,000 of the convertible debentures (the “Assigned Debenture”). The Assignees purchased the Assigned Debenture for $125,000. Contemporaneously with the closing of this agreement, the Assignees converted the Assigned Debenture into shares of the Company’s common stock. The Company issued 5,000,000 shares in connection with the conversion of the Assigned Debenture. The fair value of such shares issued amounted to $0.025 per share.

Between January 2011 and June 2011, BIG has paid approximately $95,000 in connection with the spinoff agreement entered into during fiscal 2010 and such amount reduced the principal balance of the outstanding convertible debentures held by the Company’s debenture holders and recognized capital contribution of $95,000 to additional paid in capital.

At June 30, 2011 and December 31, 2010, convertible debentures – current portion consisted of the following:

	June 30, 2011	December 31, 2010
Convertible debentures – current portion	$480,000	$—

Less: debt discount	(193,897)	—

Long-term convertible debentures – net	$286,103	$—

At June 30, 2011 and December 31, 2010, convertible debentures – long term portion consisted of the following:

	June 30, 2011	December 31, 2010
Convertible debentures – long term portion	$-	$950,000

Less: debt discount	-	(632,708)

Long-term convertible debentures – net	$-	$317,292

Total amortization of debt discounts for the convertible debentures amounted to $438,811 and $98,542 for the six months ended June 30, 2011 and 2010, respectively, and is included in interest expense. Accrued interest as of June 30, 2011 and December 31, 2010 amounted to $58,311 and $42,916 respectively.

In accordance with ASC Topic 815 “Derivatives and Hedging”, these convertible debentures include a down-round provision under which the conversion price could be affected by future equity offerings (see Note 4). Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

Capital Structure

On March 16, 2010, the Company had filed the Definitive Schedule 14C with the Securities and Exchange Commission notifying its stockholders that on March 2, 2010, a majority of the voting capital stock of the Company took action in lieu of a special meeting of stockholders authorizing the Company to enter into the Merger Agreement with its then newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc., a Delaware corporation for the purpose of changing the state of incorporation of the Company to Delaware from Florida. Pursuant to the Merger Agreement, the Company had merged with and into EClips Media with EClips Media continuing as the surviving corporation on April 12, 2010.

On the effective date of the Merger, (i) each issued and outstanding share of Common Stock of the Company had been converted into two (2) shares of EClips Media Common Stock, (ii) each issued and outstanding share of Series D Preferred Stock of the Company had been converted into two (2) shares of EClips Media Series A Preferred Stock and (iii) the outstanding share of EClips Media Common Stock held by the Company shall be retired and canceled and shall resume the status of authorized and unissued EClips Media Common Stock. All shares and per share values were retroactively stated at the effective date of merger. Except as otherwise noted, amounts set forth as of June 30, 2011 reflects the effect of the merger.

The authorized capital of the Company consists of 750,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share of which 3,000,000 shares have been designated as series A Preferred Stock.  Each share of Series A Preferred Stock is convertible into one share each of common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of the Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  In the event of a  liquidation, dissolution or winding up of the business, the holders of the Series A Preferred Stock would have preferential payment and distribution rights over the Company’s common stock and any other class or series of capital stock whose terms expressly provide that the holders of the Series A Preferred Stock should receive preferential payment with respect to such distribution.

Common Stock

In January 2011, the Company issued 219,863 shares in connection with the payment of accrued directors’ fee of $10,000. The Company valued these common shares at the fair market value on the date of grants at approximately $0.045 per share or $10,000.

In January 2011, two note holders (the “Assignors”) of the Company’s 6% convertible debentures entered into an Assignment agreement with an unrelated party (the “Assignee”) whereby the Assignors assigned a total principal amount of $250,000 of the convertible debentures (the “Assigned Debenture”) and 5,000,000 warrants (the “Assigned Warrants”)(the Assigned Debenture and the Assigned Warrants collectively, the  ”Assigned Securities”). The Assignee purchased the Assigned Securities for $300,000. Contemporaneously with the closing of this agreement, the Assignee converted the Assigned Debenture into shares of the Company’s common stock and exercised the Assigned Warrants for total net proceeds of $125,000 to the Company. The Company issued 10,000,000 shares in connection with the conversion of the Assigned Debenture and 5,000,000 shares in connection with the exercise of the Assigned Warrants. The fair value of such shares issued amounted to $0.025 per share.

In April 2011, a note holder (the “Assignor”) of the Company’s 6% convertible debentures entered into an Assignment agreement with two unrelated parties (the “Assignees”) whereby the Assignor assigned a total principal amount of $125,000 of the convertible debentures (the “Assigned Debenture”). The Assignees purchased the Assigned Debenture for $125,000. Contemporaneously with the closing of this agreement, the Assignees converted the Assigned Debenture into shares of the Company’s common stock. The Company issued 5,000,000 shares in connection with the conversion of the Assigned Debenture. The fair value of such shares issued amounted to $0.025 per share.

On May 2, 2011, the Board of Directors appointed Daniel Bleak as Chairman and Chief Executive Officer. On May 2, 2011 the Company issued to Daniel Bleak 10 million shares of the Company’s common stock and a five year option to purchase 30 million shares of Common Stock.   The option may be exercised for cash or shares of Common Stock at an exercise price of $0.05 per share.  The options vest and become exercisable in equal installments of the first three anniversaries of the effective date, provided Mr. Bleak continues to serve the Company as a director on such dates.  The option was issued in connection with the appointment of Mr. Bleak as the Chairman and Chief Executive of the Company and the transfer and conveyance of certain silver mining claims owned by Can-Am Gold Corp. whereby its President and sole director is Mr. Bleak.  The Company valued these common shares at the fair market value on the date of grant at $0.05 per share (based on the recent selling price of the Company’s common stock below) or $500,000. Accordingly, the Company recorded mineral cost of $500,000 in connection with the transfer and conveyance of certain silver mining claims to the Company.

On May 23, 2011, the Company entered into subscription agreements with certain investors whereby it sold an aggregate of 11 million shares of the Company’s common stock at a purchase price of $0.05 per share or an aggregate purchase price of $550,000.  As set forth in the subscription agreements, the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering 50% of the shares of the Common Stock sold to each investor in this offering within 60 days (the “Filing Date”).  The Company has agreed to use its best efforts to cause the registration statement to be declared effective within 120 days (the “Effectiveness Deadline”). The Company has agreed to maintain the effectiveness of the registration statement from the effective date until the date all securities have been sold or are otherwise freely tradeable under the Securities Act of 1933, as amended.  If a registration statement is not filed on or prior to the Filing Date, or is not effective with the Securities and Exchange Commission on or prior to the Effectiveness Deadline, the Company will make payments to this investors of 1% of the investors’ investment for every thirty (30) day period up to a maximum of 5% following the Filing Date or the Effectiveness Deadline, as applicable.  Such payments shall be made to these investors in cash or shares of common stock, at the Company’s option.

Stock Options

On May 2, 2011, the Board of Directors appointed Daniel Bleak as Chairman and Chief Executive Officer. On May 2, 2011 the Company issued to Daniel Bleak a five year option to purchase 30 million shares of Common Stock.   The option may be exercised for cash or shares of Common Stock at an exercise price of $0.05 per share as defined in the option agreement.  The options vest and become exercisable in equal installments of the first three anniversaries of the effective date, provided Mr. Bleak continues to serve the Company as a director on such dates.  The option was issued in connection with the appointment of Mr. Bleak as the Chairman and Chief Executive of the Company and the transfer and conveyance of certain silver mining claims owned by Can-Am Gold Corp. whereby its President and sole director is Mr. Bleak. The 30 million options were valued on the grant date at $0.05 per option or a total of $1,494,596 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.05 per share (based on the recent selling price of the Company’s common stock), volatility of 259%, expected term of 5 years, and a risk free interest rate of 1.96%. For the six months ended June 30, 2011, the Company recorded stock-based compensation expense of $83,034.

A summary of the status of the Company's outstanding stock options as of June 30, 2011 and changes during the period then ended is as follows:

A summary of the stock options as of June 30, 2011 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at beginning of year	-	$-	-
Granted	30,000,000	0.05	5.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at the end of period	30,000,000	$0.05	4.83

Options exercisable at end of period	-	$-
Options expected to vest	-
Weighted average fair value of options granted during the period		$0.05

Stock options outstanding at June 30, 2011 as disclosed in the above table have approximately $6,900,000 intrinsic value at the end of the period.

Stock Warrants

A summary of the status of the Company's outstanding stock warrants as of June 30, 2011 and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at December 31, 2010	41,000,000	$0.025
Granted	-	-
Exercised	(5,000,000)	0.025
Balance at June 30, 2011	36,000,000	$0.025

Warrants exercisable at end of period	36,000,000	$0.025
Weighted average fair value of warrants granted during the period		$-

The following table summarizes the Company's stock warrants outstanding at June 30, 2011:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2011	Weighted Average Exercise Price
$0.025	36,000,000	3.81 Years	$0.025	36,000,000	$0.025
	36,000,000		$0.025	36,000,000	$0.025

NOTE 7 – COMMITMENTS

Settlement Agreement

In March 2011, the Company entered into a Settlement and Release Agreement (the “Agreement”) with an unrelated party whereby the Company settled the amounts due to the unrelated party for past legal services provided amounting to approximately $15,000 and certain lease payments in connection with the Company’s previous headquarters in Florida amounting to approximately $28,000 which amounts were included in the liabilities of discontinued operations in the accompanying consolidated balance sheet as of December 31, 2010. Pursuant to this agreement, the Company paid $15,000 to release the Company from further obligation including the termination of the lease in Florida. Accordingly, the Company recorded a gain from settlement of debt of $28,244 during the six months ended June 30 2011.

NOTE 8 – RELATED PARTY TRANSACTIONS

On April 26, 2011, the Company purchased a quitclaim deed for the 76 Property from Can-Am Gold Corp. that conveyed to it all of Can-Am Gold Corp.’s rights, title and interest in 36 unpatented lode mining claims located in Yavapai County, Arizona.  The Company paid ten dollars ($10.00) as consideration for the quitclaim deed.  Mr. Bleak, the Company’s current Chief Executive Officer, Chairman and Chief Financial Officer, is the president and sole director of Can-Am Gold Corp.

On May 1, 2011, the Company entered into a month to month lease agreement for warehouse space in Apache Junction, Arizona with Pinal Realty Investments, Inc., pursuant to which the Company agreed to pay an aggregate of $1,000 per month in rent and management fees.  Mr. Bleak and his son each own 31% of Pinal Realty Investments, Inc.

On June 1, 2011, the Company entered into a services and employee leasing agreement with MJI Resource Management Corp. pursuant to which the Company agreed to pay MJI Resource Management Corp. $15,000 a month and MJI Resource Management Corp. agreed to make available to the Company six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services.  This agreement may be terminated at any time by either party. Mr. Eckersley, one of the Company’s directors, is the President of MJI Resource Management Group.

NOTE 9 – SUBSEQUENT EVENTS

On July 1, 2011 the Company filed 14 federal unpatented lode mining claims on BLM land totaling 280 acres on the COD Property in Mohave County, Arizona, 7 miles southwest of Chloride, Arizona.  To maintain the mining claims in good standing, the Company must make annual maintenance fee payments of $140 per claim to the BLM in lieu of annual assessment work.  The Company must also pay an annual fee of $10 per claim to Mohave County.  The Company is currently planning an exploration program consisting of sampling, mapping and assaying to determine potential targets for drilling and further development. The COD Property does not currently have any reserves.  All activities undertaken and currently proposed at the COD Property are exploratory in nature.

In July 2011, the Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with a public offering of shares of the Company’s common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the common stock being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by us. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC Registration Fee	$1,161.00
Accounting Fees and Expenses	1,000.00
Legal Fees and Expenses	16,600.00
Miscellaneous Fees and Expenses	0
Total	$18,761.00

Item 14.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 15.   Recent Sales of Unregistered Securities.

Throughout 2008, we sold 588,354 shares of our common stock for an aggregate purchase price of $6,960,534 to investors who are not U.S. persons (as defined in Rule 902 of Regulation S promulgated under the Securities Act).

On September 15, 2009, we issued 100,000,000 shares of our common stock to a former employee in exchange for forgiveness of $50,000 due to the employee in accrued salary.

On February 13, 2009, we sold 1,500,000 shares of Series D Preferred Stock for an aggregate purchase price of $8,256.50.  Effective April 21, 2010, each outstanding share of Series D Preferred Stock was converted into two shares of Series A Preferred Stock.

On February 4, 2010 we issued 2,200,000 shares of our common stock to Mr. Croxton, our former Chief Executive Officer and director, in connection with a securities purchase agreement among us, Mr. Croxton and certain investors and as consideration for the cancellation of his employment agreement with us.

On February 4, 2010 we issued an aggregate of 22,000,000 shares to four persons for services rendered. Of the shares issued, 10,000,000 shares of common stock were issued pursuant to a consulting agreement with Colonial Ventures, LLC, an affiliate of Mr. Cohen, our Chairman and Chief Executive Officer.  Half of these shares vested immediately upon issue and the remaining shares were to vest on the one year anniversary of the agreement.  The agreement was terminated effective December 31, 2010 and the 5,000,000 unvested shares issued pursuant to the agreement were cancelled effective December 13, 2010.

Between December 2009 and June 2010 we entered into various securities purchase agreements with accredited investors pursuant to which we agreed to issue an aggregate of $1,025,000 of our 6% convertible debentures for an aggregate purchase price of $1,025,000. The debentures bear interest at 6% per annum and mature two years from the dates of issuance. The debentures are convertible at the option of the holder at any time into shares of common stock, at a conversion price equal to the lesser of (i) $0.025 per share or (ii) until the 18 month anniversary of the debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of our equity and/or convertible debt securities paid by investors after the date of the debenture.  In connection with the agreements, the investors received warrants to purchase an aggregate of 41,000,000 shares of our common stock. The warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.025, subject to adjustment in certain circumstances. Warrant holders may exercise the warrant on a cashless basis if the fair market value (as defined in the warrant) of one share of common stock is greater than the initial exercise price.  The convertible debentures and warrants contain language providing that they can only be converted or exercised to the extent that upon conversion or exercise the holder, together with its affiliates, would own a maximum of (i) 4.99% of our outstanding shares of common stock or (ii) 9.99% of our outstanding shares of common stock.

On April 21, 2010, we issued 24,000,000 shares of common stock to two persons as compensation for services rendered to us.

On June 21, 2010, as consideration for our acquisition of all of the business and assets of Brand Interaction Group, LLC, we issued Brand Interaction Group, LLC 20,000,000 shares of our common stock.  In connection with the acquisition, we appointed Mr. Simon, the managing member of Brand Interaction Group, LLC, as our Chief Executive Officer and issued him 10,000,000 shares of common stock pursuant to an employment agreement.  On December 7, 2010, we canceled the 30,000,000 shares of common stock previously issued to Brand Interaction Group, LLC and Mr. Simon.

In the fall of 2010, we decided to discontinue the operations of SD Acquisition Corp. because of the disappointing performance and negative results of its most recent fantasy league event in August 2010.  Mr. Simon resigned as our Chief Executive Officer on November 15, 2010 and on December 7, 2010, we entered into a spinoff agreement with BIG, Mr. Simon, SD Acquisition Corp. and certain holders of our outstanding convertible debentures pursuant to which we agreed to spinoff SD Acquisition Corp. to BIG and Mr. Simon and cancel the 30,000,000 shares of common stock previously issued to BIG and Mr. Simon.   Upon the execution of the spinoff, we were released from any obligations and agreements incurred by Mr. Simon on behalf of SD Acquisition Corp.  As set forth in the spinoff agreement, BIG was obligated to make direct payments of an aggregate of $95,000 to certain holders of our convertible debentures in order to retire or reduce, on a dollar for dollar basis, amounts due and payable by us to such holders.  In connection with the foregoing, BIG issued a $95,000 promissory note to these holders.  The note was payable in six equal monthly installments of $15,833, with the first payment due on January 21, 2011.  On June 20, 2011, BIG fully paid the entire amount of the $95,000 promissory note, reducing the principal balance of our convertible debentures issued to these holders by $95,000.

On July 14, 2010 we issued 1,500,000 shares of our common stock to an investor for a purchase price of $0.05 per share and an aggregate purchase price of $75,000.

On January 10, 2011, we issued 219,863 shares of common stock to Mr.  Kesner, our former Chairman and Chief Executive Officer, at prices ranging from $0.03 to $0.095 per share, as partial compensation for his services as our director for the year ending December 31, 2010.

On January 25, 2011, we issued 10,000,000 shares of common stock pursuant to the conversion of certain of our outstanding convertible debentures and 5,000,000 shares of common stock pursuant to the exercise of certain of our outstanding warrants.  The conversion price of the debentures and the exercise price of the warrants was $0.025 per share.  We received $125,000 upon exercise of the warrants.

On May 2, 2011, we issued to Mr. Bleak, our Chief Executive Officer, Chief Financial Officer and Chairman, 10 million shares of common stock and a five year option to purchase 30 million shares of common stock.  The option may be exercised for cash or shares of common stock at an exercise price of $0.05 per share and is exercisable as to 1/3 of the number of shares granted on each of the first, second and third anniversaries of the date of grant, provided Mr. Bleak continues to serve as our director on such dates.

On May 23, 2011, we entered into subscription agreements with 23 investors whereby we sold an aggregate of 11,000,000 shares of our common stock at a purchase price of $0.05 per share and an aggregate purchase price of $550,000.  We agreed to register 5,500,000 of the shares purchased by these investors in this registration statement.

On July 13, 2011, we issued 5,000,000 shares of common stock pursuant to the conversion of certain of our outstanding convertible debentures.  The conversion price of the debentures was $0.025 per share.  We did not receive any proceeds from the conversion of these debentures.

The above transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.  All share amounts are adjusted for our 1:150 reverse split effective August 25, 2009 and our 2:1 forward split effective April 21, 2010.

Item 16.   Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated March 2, 2010 (Incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

2.2
Articles of Merger filed with the Florida Department of State on April 21, 2010 (Incorporated by reference to Exhibit 2.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

2.3
Articles of Merger filed with the Delaware Department of State on April 21, 2010 (Incorporated by reference to Exhibit 2.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

2.4
Certificate of Ownership and Merger filed with the Delaware Department of State on April 25, 2011 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011)

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011)

3.3	Series A Preferred Stock Certificate of Designation (Incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

4.1
Form of Convertible Debenture issued December 17, 2009 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

4.2
Form of Convertible Debenture issued February 4, 2010 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)

4.3
Form of Common Stock Purchase Warrant issued February 4, 2010 (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)

4.4	Form of Convertible Debenture issued April 21, 2010 (Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

4.5
Form of Common Stock Purchase Warrant issued April 21, 2010 (Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

4.6
Form of Convertible Debenture issued May 22, 2010 through June 11, 2010 (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

4.7
Form of Common Stock Purchase Warrant issued May 22, 2010 through June 11 (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP **

10.1	Lease Agreement dated August 11, 2009 (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

10.2	Stock Purchase Agreement dated December 22, 2009 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

10.3	Option Agreement dated December 22, 2009 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

10.4	Release dated December 22, 2009 (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)+

10.5
Securities Purchase Agreement dated December 17, 2009 (Incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

10.6	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)

10.7	Consulting Agreement dated February 4, 2010 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)+

10.8	Demand Promissory Note dated February 5, 2010 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.9	Security Agreement dated February 5, 2010 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.10
Peaceful Procession Letter Agreement dated February 6, 2010 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.11	Assignment Agreement dated June 9, 2010 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.12	Consulting Agreement dated June 24, 2010 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.13	Asset Purchase Agreement dated June 21, 2010 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.14	Employment Agreement dated June 21, 2010 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010) +

10.15	Lock-Up Agreement dated June 21, 2010 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.16	Spinoff Agreement dated December 7, 2010 (Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

10.17
Amendment to Consulting Agreement dated December 13, 2010 (Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)+

10.18	Termination Letter dated March 11, 2011 (Incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)+

10.19	Settlement and Release Agreement dated March 14, 2011 (Incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)
10.20	Quitclaim Deed dated April 26, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011)

10.21	Stock Option Agreement dated May 2, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2011)
10.22	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2011)
10.23	Supplement to Subscription Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2011)

10.24	Commercial/Industrial Lease dated May 1, 2011 (Incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)

10.25
Professional Services Agreement dated April 1, 2011  (Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)+

10.26
Services and Employee Leasing Agreement dated June 1, 2011 (Incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)+

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

23.1	Consent of Randall N. Drake, CPA, PA*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)

* Filed herewith.
** To be filed by amendment.
+ Management contract or compensatory plan or arrangement.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Apache Junction, State of Arizona on September 23, 2011.

SILVER HORN MINING LTD.

By:	/s/ Daniel Bleak
Name: Daniel Bleak
Title: Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Bleak	Chief Executive Officer, Chairman of the Board of Directors and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)	September 23, 2011
Daniel Bleak
*	Director	September 23, 2011
John Eckersley

* Signed by Daniel Bleak as attorney-in-fact.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated March 2, 2010 (Incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

2.2
Articles of Merger filed with the Florida Department of State on April 21, 2010 (Incorporated by reference to Exhibit 2.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

2.3
Articles of Merger filed with the Delaware Department of State on April 21, 2010 (Incorporated by reference to Exhibit 2.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

2.4
Certificate of Ownership and Merger filed with the Delaware Department of State on April 25, 2011 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011)

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011)

3.3	Series A Preferred Stock Certificate of Designation (Incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

4.1
Form of Convertible Debenture issued December 17, 2009 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

4.2
Form of Convertible Debenture issued February 4, 2010 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)

4.3
Form of Common Stock Purchase Warrant issued February 4, 2010 (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)

4.4	Form of Convertible Debenture issued April 21, 2010 (Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

4.5
Form of Common Stock Purchase Warrant issued April 21, 2010 (Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010)

4.6
Form of Convertible Debenture issued May 22, 2010 through June 11, 2010 (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

4.7
Form of Common Stock Purchase Warrant issued May 22, 2010 through June 11 (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP **

10.1	Lease Agreement dated August 11, 2009 (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

10.2	Stock Purchase Agreement dated December 22, 2009 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

10.3	Option Agreement dated December 22, 2009 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

10.4	Release dated December 22, 2009 (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)+

10.5
Securities Purchase Agreement dated December 17, 2009 (Incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010)

10.6	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)

10.7	Consulting Agreement dated February 4, 2010 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010)+

10.8	Demand Promissory Note dated February 5, 2010 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.9	Security Agreement dated February 5, 2010 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.10
Peaceful Procession Letter Agreement dated February 6, 2010 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.11	Assignment Agreement dated June 9, 2010 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.12	Consulting Agreement dated June 24, 2010 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.13	Asset Purchase Agreement dated June 21, 2010 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.14	Employment Agreement dated June 21, 2010 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010) +

10.15	Lock-Up Agreement dated June 21, 2010 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2010)

10.16	Spinoff Agreement dated December 7, 2010 (Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

10.17
Amendment to Consulting Agreement dated December 13, 2010 (Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)+

10.18	Termination Letter dated March 11, 2011 (Incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)+

10.19	Settlement and Release Agreement dated March 14, 2011 (Incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)
10.20	Quitclaim Deed dated April 26, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011)

10.21	Stock Option Agreement dated May 2, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2011)
10.22	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2011)
10.23	Supplement to Subscription Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2011)
10.24	Commercial/Industrial Lease dated May 1, 2011 (Incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)

10.25
Professional Services Agreement dated April 1, 2011  (Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)+

10.26
Services and Employee Leasing Agreement dated June 1, 2011 (Incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)+

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011)

23.1	Consent of Randall N. Drake, CPA, PA*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 22, 2011)

* Filed herewith.
** To be filed by amendment.
+ Management contract or compensatory plan or arrangement.